                                                                    EXHIBIT 99.1







===============================================================================

                       J.B. HUNT TRANSPORT SERVICES, INC.

                            EMPLOYEE RETIREMENT PLAN

===============================================================================


                  (AMENDED AND RESTATED EFFECTIVE JULY 1, 2001)
                      (EXECUTION DATE: DECEMBER 31, 2001)














                       J.B. HUNT TRANSPORT SERVICES, INC.
                                LOWELL, ARKANSAS



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           J.B. HUNT TRANSPORT SERVICES, INC. EMPLOYEE RETIREMENT PLAN

                                TABLE OF CONTENTS


ARTICLE/SECTION                                                                                                PAGE


PREAMBLE..........................................................................................................v


   ARTICLE I - DEFINITIONS .......................................................................................1

        Section 1.01 - Non-Gender Clause..........................................................................1
        Section 1.02 - Accounts...................................................................................1
        Section 1.03 - Affiliate..................................................................................1
        Section 1.04 - Age........................................................................................1
        Section 1.05 - Beneficiary................................................................................1
        Section 1.06 - Board of Directors.........................................................................1
        Section 1.07 - Break in Service...........................................................................1
        Section 1.08 - Code.......................................................................................2
        Section 1.09 - Company....................................................................................2
        Section 1.10 - Compensation...............................................................................2
        Section 1.11 - Deductible Employee Contribution Account...................................................3
        Section 1.12 - Deductible Employee Contributions..........................................................3
        Section 1.13 - Effective Date.............................................................................3
        Section 1.14 - Employee...................................................................................3
        Section 1.15 - Employer or Employers......................................................................4
        Section 1.16 - Employer Matching Contribution Account.....................................................4
        Section 1.17 - Employer Matching Contributions............................................................4
        Section 1.18 - Employment (or Reemployment) Commencement Date.............................................4
        Section 1.19 - ERISA or Act...............................................................................4
        Section 1.20 - Forfeiture.................................................................................4
        Section 1.21 - Highly Compensated Employee................................................................4
        Section 1.22 - Hour of Service............................................................................5
        Section 1.23 - Leased Employee............................................................................7
        Section 1.24 - Non-Highly Compensated Employee............................................................7
        Section 1.25 - Normal Retirement Age......................................................................7
        Section 1.26 - Participant................................................................................7
        Section 1.27 - Plan.......................................................................................7
        Section 1.28 - Plan Administrator.........................................................................7
        Section 1.29 - Plan Year..................................................................................7
        Section 1.30 - Retirement Committee.......................................................................7
        Section 1.31 - Rollover Account...........................................................................7
        Section 1.32 - Rollover Contributions.....................................................................7
        Section 1.33 - Salary Reduction Contribution Account......................................................8
        Section 1.34 - Salary Reduction Contributions.............................................................8
        Section 1.35 - Termination of Employment or Terminates Employment.........................................8
        Section 1.36 - Totally and Permanently Disabled or Total and Permanent Disability.........................8
        Section 1.37 - Trust or Trust Agreement...................................................................8
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                                       i
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


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        Section 1.38 - Trust Fund.................................................................................8
        Section 1.39 - Trustee....................................................................................8
        Section 1.40 - Valuation Date.............................................................................8
        Section 1.41 - Years of Eligibility Service...............................................................8
        Section 1.42 - Years of Vesting Service...................................................................9

   ARTICLE II - PARTICIPATION IN THE PLAN........................................................................10

        Section 2.01 - Eligibility to Participate................................................................10
        Section 2.02 - Administrative Procedures.................................................................11
        Section 2.03 - Plan and Trust Binding....................................................................11
        Section 2.04 - Duration of Participation.................................................................11

   ARTICLE III - CONTRIBUTIONS...................................................................................12

        Section 3.01 - Salary Reduction Contributions............................................................12
        Section 3.02 - Employer Matching Contributions and Forfeitures...........................................13
        Section 3.03 - Rollover Contributions....................................................................13
        Section 3.04 - Change Suspension of Contributions........................................................14
        Section 3.05 - Maximum Deductible Contributions; Mistaken and Non-Deductible Contributions...............15
        Section 3.06 - Limitation on Allocation of Employer Contributions........................................15
        Section 3.07 - ACP Test on Employer Matching Contributions...............................................19
        Section 3.08 - ADP Test on Section 401(k) Contributions..................................................22
        Section 3.09 - Special Prohibited Multiple Use Rule......................................................24
        Section 3.10 - Employer Special Section 401(k) Contributions.............................................26

   ARTICLE IV - ACCOUNTS OF PARTICIPANTS.........................................................................27

        Section 4.01 - Trust Fund Valuation......................................................................27
        Section 4.02 - Adjustment of Accounts....................................................................27
        Section 4.03 - Trustee's and Retirement Committee's Determinations Binding...............................27
        Section 4.04 - Investment of Accounts....................................................................27

   ARTICLE V - DISTRIBUTIONS UNDER THE PLAN......................................................................31

        Section 5.01 - Valuation of Accounts for Distribution....................................................31
        Section 5.02 - Distributable Event; Vesting; Forfeitures.................................................31
        Section 5.03 - Forms of Distribution.....................................................................33
        Section 5.04 - Cash-Out of Benefits; Consent Requirement for Immediately Distributable Benefits..........35
        Section 5.05 - Restoration by the Employers..............................................................36
        Section 5.06 - Withdrawals by Participants...............................................................37
        Section 5.07 - Loans to Participants.....................................................................39
        Section 5.08 - Limitation on Timing of Distributions.....................................................42
        Section 5.09 - Required Distributions....................................................................42
        Section 5.10 - Alternate Payment of Death Benefits.......................................................43
        Section 5.11 - Distributions Under Qualified Domestic Relations Orders...................................43
        Section 5.12 - Transfer of Interest......................................................................44
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                                       ii
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   ARTICLE VI - THE PLAN ADMINISTRATOR AND RETIREMENT COMMITTEE..................................................46

        Section 6.01 - Plan Administrator and Retirement Committee...............................................46
        Section 6.02 - Term and Compensation of Retirement Committee.............................................46
        Section 6.03 - Claims Procedure..........................................................................46
        Section 6.04 - Power and Duties of the Retirement Committee..............................................47
        Section 6.05 - Directing Payments........................................................................48
        Section 6.06 - Non-Discrimination........................................................................48
        Section 6.07 - Legal Counsel.............................................................................48
        Section 6.08 - Indemnification...........................................................................48
        Section 6.09 - Required Vote, Records....................................................................48

   ARTICLE VII - THE TRUST FUND AND THE TRUSTEE..................................................................49

        Section 7.01 - Trust Agreement...........................................................................49
        Section 7.02 - Trust Fund................................................................................49
        Section 7.03 - Non-Reversion; Exclusive Benefit Clause...................................................49
        Section 7.04 - Removal of Trustee........................................................................49
        Section 7.05 - Powers of Trustee.........................................................................49
        Section 7.06 - Trust Agreement Part of Plan..............................................................49
        Section 7.07 - Trustee's Settlement of Accounts..........................................................49
        Section 7.08 - Investment Procedures.....................................................................49

   ARTICLE VIII - AMENDMENT AND TERMINATION......................................................................51

        Section 8.01 - Amendment.................................................................................51
        Section 8.02 - Termination; Discontinuance of Contributions, Partial Termination.........................51
        Section 8.03 - Distribution of Accounts Upon Termination: Discontinuance of Contributions; Partial
                         Termination.............................................................................51
        Section 8.04 - Amendment to Vesting Schedule.............................................................52

   ARTICLE IX - MISCELLANEOUS PROVISIONS.........................................................................53

        Section 9.01 - Plan Merger, Consolidation or Transfer of Assets..........................................53
        Section 9.02 - Spendthrift Clause........................................................................53
        Section 9.03 - Plan Voluntary............................................................................53
        Section 9.04 - Reservation of Right to Suspend or Discontinue Contributions..............................53
        Section 9.05 - Non-Guarantee of Employment...............................................................53
        Section 9.06 - Governing Law.............................................................................54
        Section 9.07 - Facility of Payment.......................................................................54
        Section 9.08 - Fiduciaries...............................................................................54
        Section 9.09 - Allocation of Fiduciary Responsibilities..................................................54
        Section 9.10 - Successor Employers.......................................................................54
        Section 9.11 - Missing Persons...........................................................................55
        Section 9.12 - Severability Clause.......................................................................55
        Section 9.13 - Text of Plan Document Controls............................................................55
        Section 9.14 - Plan and Trust Expenses...................................................................55

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                                      iii
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
   ARTICLE X - PARTICIPATION BY AFFILIATES OF THE COMPANY........................................................56

        Section 10.01 - Adoption by Affiliates...................................................................56
        Section 10.02 - Amendment................................................................................56

   ARTICLE XI - TOP HEAVY PROVISIONS.............................................................................57

        Section 11.01 - Additional Definitions...................................................................57
        Section 11.02 - Application..............................................................................59
        Section 11.03 - Special Vesting Rule.....................................................................60
        Section 11.04 - Special Minimum Contributions............................................................61

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                                       iv

                       J.B. HUNT EMPLOYEE RETIREMENT PLAN

                                    PREAMBLE


Effective January 1, 1980, the Board of Directors of J.B. Hunt Transport, Inc. established the J.B. Hunt Employee Profit Sharing Plan (the "Original Plan").

Effective January 1, 1987 (and effective November 1, 1987 with respect to provisions pertaining to the new Internal Revenue Code Section 401(k) cash or deferred arrangement), J.B. Hunt Transport, Inc. amended and restated the Original Plan in its entirety to be known as the J.B. Hunt Employee Retirement Plan (the "Second Plan").

Effective January 1, 1989, J.B. Hunt Transport, Inc. amended and restated the Second Plan in its entirety, which plan continued to be known as the J.B. Hunt Employee Retirement Plan (the "Third Plan").

Thereafter, J.B. Hunt Transport, Inc. adopted Amendment No. One to the Prior Plan, effective January 1, 1989.

On or about September 1, 1990, J.B. Hunt Transport Services, Inc. (hereinafter referred to as the "Company" or as an "Employer") assumed the role of Plan Sponsor.

Effective January 1, 1995, the Company adopted an amendment and restatement in its entirety of the Third Plan which became the J.B. Hunt Transport Services, Inc. Employee Retirement Plan (the "Prior Plan").

Effective July 1, 2001, except as otherwise stated herein, the Prior Plan is hereby amended and restated in its entirety, which shall continue to be known as the J.B. Hunt Transport Services, Inc. Employee Retirement Plan (the "Plan").

The purpose of the Plan is to provide additional incentive and retirement security for eligible employees of the Company by permitting contributions to the Plan that are tax-deferred under Section 401(k) of the Internal Revenue Code of 1986 (the "Code") which will also be matched by contributions made by the employers.

It is intended that the Plan shall be approved and qualified by the Internal Revenue Service as a profit sharing plan which satisfies the pertinent requirements of the Code with respect to employee plans and trusts (i) so that certain contributions made under the Plan shall be tax deferred under Section 401(k) of the Code, (ii) so that the employers may deduct for federal income tax purposes their contributions to the Trust Fund, (iii) so that the employer contributions so made and the income of the Trust Fund will not be taxable to the Participants as income until received, and (iv) so that the income of the Trust Fund shall be exempt from federal income tax.

This instrument is an amendment, restatement, and continuation of the Prior Plan which is intended to conform to the changes required by the Uniformed Service Employment and Reemployment Rights Act of 1994, the Uruguay Round Agreements Act of 1993, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997 and other applicable laws, regulations, and administrative authority.

Therefore, the effective date of this Plan is July 1, 2001, except as otherwise stated in the Plan.

                             ARTICLE I - DEFINITIONS


         The following terms, as used in the Plan, shall have the meaning specified in this Article I, unless a different meaning is clearly required by the context in which it is used:

SECTION 1.01 - NON-GENDER CLAUSE. Any words herein used in the masculine shall read and be construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

SECTION 1.02 - ACCOUNTS. The term "Accounts" shall mean the Participant's Deductible Employee Contribution Account, Employer Matching Contribution Account, Rollover Account and Salary Reduction Contribution Account.

SECTION 1.03 - AFFILIATE. The term "Affiliate" shall mean any corporation or unincorporated trade or business which is a member, as is the Company, of the same controlled group of corporations, the same group of trades or businesses under common control, or the same affiliated service group (within the meaning of Sections 414(b), 414(c) or 414(m) of the Code, respectively). Affiliate shall also include any other entity required to be aggregated with an Employer pursuant to regulations issued under Section 414(o) of the Code.

SECTION 1.04 - AGE. The term "Age" shall mean the age, in years (and a partial year, as applicable), of a Participant as of the last anniversary of his date of birth.

SECTION 1.05 - BENEFICIARY. The term "Beneficiary" shall mean the spouse of the Participant, or, in the event that either:

(i) the Participant has no spouse at his death or the spouse cannot be located, or

(ii) his spouse to whom he is married to at his death upon proper notification agreed, in a writing witnessed by a notary public or authorized representative of the Retirement Committee acknowledging the effect of such election, to the designation of another Beneficiary and/or contingent Beneficiary, which could not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without further consent by the spouse), the term Beneficiary shall mean the person or persons designated as such by the Participant in the latest written notice to the Retirement Committee on a form approved by the Retirement Committee. If any Beneficiary so designated predeceases the Participant, the provisions of Section 5.10 herein shall apply. The Participant shall have the right to change his Beneficiary from time to time in the manner hereinabove described.

SECTION 1.06 - BOARD OF DIRECTORS. The term "Board of Directors" shall mean the Board of Directors of the Company unless in the context in which it is used, it clearly means the Board of Directors of another Employer.

SECTION 1.07 - BREAK IN SERVICE. The term "Break in Service" shall mean any Plan Year during which an Employee or former Employee is not credited with more than five hundred (500) Hours of Service.

Notwithstanding the above, a Participant shall not incur a Break in Service in the first Plan Year that he is not credited with more than five hundred (500) Hours of Service because of a "maternity or paternity absence" as defined in Sections 410(a)(5)(E) and 411(a)(6)(E) of the Code, i.e., because of:

(i)      pregnancy of an Employee;

(ii)     birth of a child of an Employee;

(iii)    placement of a child for adoption with an Employee; or

(iv) caring for a child during the period immediately following such a birth or placement.

To the extent not already credited under the Plan, in the case of a maternity or paternity absence, solely for purposes of determining whether or not an Employee has incurred a Break in Service, Hours of Service shall be credited to each such Employee hereunder based on the Hours of Service he would otherwise have been credited but for such absence, or in the case of which such hours cannot be determined, on the basis of eight (8) hours per day of such absence. The Hours of Service credited under this paragraph shall be credited (1) in the Plan Year in which the maternity or paternity absence begins if necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following Plan Year.

SECTION 1.08 - CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

SECTION 1.09 - COMPANY. The term "Company" shall mean J.B. Hunt Transport Services, Inc., an Arkansas corporation, whose principal place of business is located in Lowell, Arkansas.

SECTION 1.10 - COMPENSATION. The term "Compensation" shall mean, except as otherwise provided herein, the total salary or wages including bonuses, overtime and commissions for which a Participant is paid or entitled to be paid by an Employer for the performance of duties during the Plan Year, and the amount of any Salary Reduction Contributions made by an Employer to the Plan and to a Code
Section 125 plan or a Section 132(f) plan for the Employee's benefit on a salary reduction basis. Compensation as defined in this Section shall exclude (even if includable in income) (i) disability pay, (ii) reimbursements or other expense allowances, (iii) cash and noncash fringe benefits including, but not limited to, club dues, personal use of corporate owned automobiles, car allowances, excess group-term life insurance, etc., (iv) moving expenses, (v) deferred compensation (at the time of the deferral), and (vi) welfare benefits.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each employee taken into account under the Plan shall not exceed the Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

For Plan Years beginning before December 31, 1996, in determining the Compensation of a Participant for purposes of this limitation, the rules of
Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the adjusted $150,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

For limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in this Section 1.10, Compensation paid or made available during such limitation years shall include elective amounts that are not includable in the gross income of the Employee by reason of Code Section 132(f)(4).

For a Participant's initial year of participation, Compensation shall be recognized as of such Employee's effective date of participation pursuant to
Section 3.1.

SECTION 1.11 - DEDUCTIBLE EMPLOYEE CONTRIBUTION ACCOUNT. The term
"Deductible Employee Contribution Account" shall mean the account established on behalf of a Participant which shall be credited with (i) the amount of any Deductible Employee Contributions made pursuant to the terms of the Original Plan or Second Plan, as applicable (attributable to periods) prior to January 1, 1987, and (ii) the account's proportionate share of any net investment gains, determined in accordance with Section 4.02 hereof. There shall be deducted from the account its proportionate share of any net investment losses as determined in accordance with Section 4.02 hereof, and any benefit payments or withdrawals. The value of an Employee's Deductible Employee Contribution Account shall be nonforfeitable at all times.

SECTION 1.12 - DEDUCTIBLE EMPLOYEE CONTRIBUTIONS. The term "Deductible Employee Contributions" shall mean the "qualified voluntary employee contributions or QVECs" a Participant has made as provided under the terms of the Original Plan and Second Plan, as applicable, (attributable to periods) prior to January 1, 1987.

SECTION 1.13 - EFFECTIVE DATE. The term "Effective Date" shall mean July
1, 2001 with respect to the Plan except as otherwise provided herein. See the Preamble for the respective effective dates of the Original Plan, Second Plan, Third Plan and Prior Plan.

SECTION 1.14 - EMPLOYEE. The term "Employee" shall mean any person employed by the Employer on the basis of an employer-employee relationship who receives remuneration for personal services rendered to the Employer, and shall include employees of Affiliates, and leased employees within the meaning of
Section 414(n)(2) of the Code. A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 132(f), Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's non-highly compensated workforce.

SECTION 1.15 - EMPLOYER OR EMPLOYERS. The term "Employer" or "Employers" shall mean, either collectively or severally according to the context in which it is used, the Company and any Affiliate which adopts the Plan, and subject to the provisions of Article IX, any corporation or other entity into which an Employer shall be merged or consolidated or to which all or substantially all of its assets may be transferred.

SECTION 1.16 - EMPLOYER MATCHING CONTRIBUTION ACCOUNT. The term "Employer Matching Contribution Account" shall mean the account established on behalf of a Participant which shall be credited with (i) the amount of any Employer Matching Contributions allocated to the Participant pursuant to Sections 3.02(a) and 3.02(b) hereof, (ii) the amount of the Participant's "employer profit sharing account" as defined under the Prior Plan (which was merged into this account as of the close of business on December 31, 1994), and (iii) the account's proportionate share of any net investment gains, determined in accordance with
Section 4.02 hereof. There shall be deducted from the account its proportionate share of any net investment losses as determined in accordance with Section 4.02 hereof, and any benefit payments or reductions due to a foreclosure or offset against the Participant's outstanding loan.

SECTION 1.17 - EMPLOYER MATCHING CONTRIBUTIONS. The term "Employer
Matching Contributions" shall mean the contributions the Employers may make as provided in Sections 3.02(a) and 3.02(b) hereof.

SECTION 1.18 - EMPLOYMENT (OR REEMPLOYMENT) COMMENCEMENT DATE. The term "Employment (or Reemployment) Commencement Date" shall mean the date an Employee (or reemployed Employee) first performs an Hour of Service for an Employer.

SECTION 1.19 - ERISA OR ACT. The term "ERISA" or "Act" shall mean Public
Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

SECTION 1.20 - FORFEITURE. The term "Forfeiture" shall mean the nonvested percentage of the Employer Matching Contribution Account of a Participant who has Terminated Employment for all Employers and other Affiliates. The disposition of such amounts shall be as set forth in Section 3.02(c) hereof.

SECTION 1.21 - HIGHLY COMPENSATED EMPLOYEE. Effective for Plan Years beginning after December 31, 1996, the term "Highly Compensated Employee" shall mean any employee who:

(i) during the Plan Year or preceding Plan Year was at any time a Five Percent (5%) Owner of the Employers (as defined in Section 416(i)(1)) of the Code; or

(ii) during the preceding Plan Year received Compensation from the Employers in excess of eighty thousand dollars ($80,000) (as adjusted by the Commissioner of the Internal Revenue Service for the relevant year) and was part of the top-paid twenty percent (20%) group of employees (based on Compensation for the preceding year).

         Compensation for purposes of this Section 1.21 means compensation as defined in Section 415(c)(3) of the Code.

         The following employees shall be excluded for purposes of determining the number of employees in the top-paid group under clause (ii) above:

(I)      employees who have not completed six (6) months of service;

(II) employees who normally work less than seventeen and one-half (17 1/2) hours per week;

(III) employees who normally work not more than six (6) months during any year;

(IV)     employees who have not attained age twenty-one (21); and

(V) employees who are included in a collective bargaining agreement between employee representatives and an Employer.

         In addition, for purposes of this Section, employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employers which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) shall not be treated as employees.

         Any former employee shall be treated as a Highly Compensated Employee if the employee was a Highly Compensated Employee: (i) when he separated from service, or (ii) at any time after attaining age 55.

         Except as otherwise provided in this Section 1.21, the "Employers" referenced hereunder shall be aggregated under Sections 414(b), (c),
         (m), (n), and (o) of the Code and treated as a single employer.

SECTION 1.22 - HOUR OF SERVICE. The term "Hour of Service" shall mean any hour for which an Employee is directly or indirectly compensated or entitled to compensation by an Employer:

(i)      for the performance of duties for an Employer;

(ii) for other reasons not requiring the performance of duties, such as vacation, holiday, illness, incapacity (including disability), jury duty, or a paid leave of absence; or

(iii) as a result of a back pay award (irrespective of mitigation of damages), which has been awarded or agreed to by an Employer.

Hours of Service for the performance of duties shall be credited as of the date the duties were performed; Hours of Service for other reasons not requiring the performance of duties shall be credited to the period of periods for which the payment was made; Hours of Service resulting from a back pay award, to the extent not previously credited, shall be credited for the period or periods to which the award or agreement pertains.

Effective October 1, 2000, the Hours of Service to be credited to an Employee under clause (i) and/or clause (iii) of the first paragraph of this Section for which duties were performed shall be based upon the actual number of Hours of Service for which he is directly or indirectly compensated as hereinabove provided. In the case of Employees who are "drivers" (as defined in the employee records of the Employers), if such an Employee receives credit for at least one
(1) Hour of Service during a week, in lieu of actual hours credited as determined herein, he shall be given a credit for forty (40) Hours of Service for each such week.

The number of Hours of Service to be credited to an Employee under clause (ii) and/or clause (iii) of the first paragraph of this Section for which no duties were performed shall be calculated on the basis of the number of hours regularly scheduled for the performance of duties during the period of time for which he received compensation or a back pay award. In the case of the preceding sentence, if an Employee has no regular work schedule, the number of Hours of Service shall be calculated on the basis of an eight (8) hour day or forty (40) hour week. If an Employee receives direct or indirect compensation under clause
(ii) and/or clause (iii) of the first paragraph of this Section for which no duties were performed that was not based upon "units of time," the Hours of Service to be credited shall be calculated pursuant to Department of Labor Regulation 2530.200b-2(b) and (c) or any successor thereto which may be promulgated by the Internal Revenue Service pursuant to the ERISA Reorganization Plan of 1978.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code for Plan Years commencing after December 12, 1994.

Hours of Service shall be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code), of which the adopting Employer is a member. Hours of Service will also be credited for any individual considered a Leased Employee .

Notwithstanding the foregoing:

(I) no more than five hundred one (501) Hours of Service shall be credited under clause (ii) and/or clause (iii) of the first paragraph of this Section for any single continuous period during which no duties were performed for direct or indirect compensation by the Employee;

(II) no Hours of Service shall be credited under clause (ii) of the first paragraph of this Section if the indirect compensation was paid pursuant to worker's compensation, unemployment compensation or disability insurance laws; and

(III) no Hours of Service shall be credited for any payment to an Employee which solely reimburses the Employee for medical or medically related expenses.

SECTION 1.23 - LEASED EMPLOYEE. The words "Leased Employee" shall mean any person, other than an Employee of the Employer, determined by applying the common law agency rules, and determined without regard to the special rule for Leased Employees, who pursuant to an agreement between the Employer and any other person or entity ("leasing organization") has performed services for the Employer and/or any affiliated entities as defined in Section 414(n)(6) of the Code ("recipient") on a substantially full-time basis for a period of at least one (1) year; provided that, for Plan Years beginning after December 31, 1996, such services are performed under the primary direction or control of the recipient.

SECTION 1.24 - NON-HIGHLY COMPENSATED EMPLOYEE. The term "Non-Highly Compensated Employee" shall mean any employee who is not a Highly Compensated Employee.

SECTION 1.25 - NORMAL RETIREMENT AGE. The term "Normal Retirement Age" shall mean a Participant's sixty-fifth (65th) birthday.

SECTION 1.26 - PARTICIPANT. The term "Participant" shall mean an Employee who has met the requirements of Article II for participation hereunder.

SECTION 1.27 - PLAN. The term "Plan" shall mean the J.B. Hunt Transport Services, Inc. Employee Retirement Plan as set forth herein. See the Preamble for the definitions of "Original Plan," "Second Plan," "Third Plan" and "Prior Plan."

SECTION 1.28 - PLAN ADMINISTRATOR. The term "Plan Administrator" shall mean the Company or other such person or entity designated by the Company from time to time.

SECTION 1.29 - PLAN YEAR. The term "Plan Year" shall mean the twelve (12) month period commencing each January 1 and ending on the following December 31.

SECTION 1.30 - RETIREMENT COMMITTEE. The term "Retirement Committee" shall mean the Retirement Committee as provided in Article VI hereof.

SECTION 1.31 - ROLLOVER ACCOUNT. The term "Rollover Account" shall mean the account established on behalf of an Employee which shall be credited with (i) the value of any amounts rolled over into the Plan in accordance with the provisions of Section 3.03 hereof, and (ii) the account's proportionate share of any net investment gains, determined in accordance with Section 4.02 hereof. There shall be deducted from the account its proportionate share of any net investment losses as determined in accordance with Section 4.02 hereof, and any benefit payments, withdrawals or reductions due to a foreclosure or offset against the Participant's outstanding loan. The value of an Employee's Rollover Account shall be nonforfeitable at all times.

SECTION 1.32 - ROLLOVER CONTRIBUTIONS. The term "Rollover Contributions" shall mean the contributions an Employee may make or the Plan may receive on his behalf as provided in Section 3.03 hereof.

SECTION 1.33 - SALARY REDUCTION CONTRIBUTION ACCOUNT. The term "Salary
Reduction Contribution Account" shall mean the account (and, if determined necessary by the Retirement Committee, separate subaccounts) established on behalf of a Participant which shall be credited with (i) the amount of any Salary Reduction Contributions made pursuant to Section 3.01(a) hereof, (ii) any special nonelective contributions made pursuant to the terms of Section 3.10 hereof, and (iii) the account's (and/or subaccount's) proportionate share of any net investment gains, determined in accordance with Section 4.02 hereof. There shall be deducted from the account (and/or subaccount) its proportionate share of any net investment losses as determined in accordance with Section 4.02 hereof, and any benefit payments, withdrawals or reductions due to a foreclosure or offset against the Participant's outstanding loan. The value of a Participant's Salary Reduction Contribution Account shall be nonforfeitable at all times.

SECTION 1.34 - SALARY REDUCTION CONTRIBUTIONS. The term "Salary Reduction Contributions" shall mean the contributions made by the Employers as provided in
Section 3.01(a) hereof and contributions made from the J.B. Hunt Transport Services, Inc. Section 125 Plan through December 31, 2001.

SECTION 1.35 - TERMINATION OF EMPLOYMENT OR TERMINATES EMPLOYMENT. The term "Termination of Employment" or "Terminates Employment" shall mean the severance of an Employee's employment relationship with the Employers and all other Affiliates.

SECTION 1.36 - TOTALLY AND PERMANENTLY DISABLED OR TOTAL AND PERMANENT DISABILITY. The term "Totally and Permanently Disabled" or "Total and Permanent Disability" shall mean a physical or mental condition of a Participant which, in the opinion of the Retirement Committee, based on evidence satisfactory to the Retirement Committee, including medical evidence, renders him unfit to perform the duties of an employee. Any decision of the Retirement Committee shall be supported by an opinion of a physician appointed by the Company. Such judgments shall be uniformly applied to all Employees similarly situated.

SECTION 1.37 - TRUST OR TRUST AGREEMENT. The term "Trust" or "Trust
Agreement" shall mean the trust established to hold, administer and invest the contributions made under the Plan.

SECTION 1.38 - TRUST FUND. The term "Trust Fund" shall mean all cash, securities and any other property held by the Trustee pursuant to the terms of the Trust Agreement, together with any income therefrom.

SECTION 1.39 - TRUSTEE. The term "Trustee" shall mean the Trustee or
Trustees named under the Trust Agreement or any successor Trustee or Trustees named thereunder.

SECTION 1.40 - VALUATION DATE. The term "Valuation Date" shall mean the close of business each business day.

SECTION 1.41 - YEARS OF ELIGIBILITY SERVICE. The term "Years of Eligibility Service" shall mean the number of years of an Employee's employment with the Employers which is recognized in determining whether the Employee is eligible for Employer Matching Contributions in the Plan. For this purpose, an Employee shall earn one (1) Year of Eligibility Service if he is credited with at least twelve (12) monthly periods of service beginning with his Employment Commencement Date.

Notwithstanding the above, periods of employment with an Affiliate or other entity which is acquired or merged into an Employer or other Affiliate which would have constituted a Year of Eligibility Service had the Participant been employed by the Employers, shall be included as if such periods had been performed for the Employers. If a business entity becomes an Affiliate or is acquired or merged into an Employer after the Effective Date of the Plan, whether service with such entity prior to affiliation shall be considered for purposes of this Section 1.41 shall be determined by the Board of Directors in their sole and absolute discretion. A determination to grant such past service credit shall be evidenced by affixing such Board of Directors' resolution to the Plan as an Appendix hereto.

SECTION 1.42 - YEARS OF VESTING SERVICE. The term "Years of Vesting Service" shall mean the number of years of a Participant's employment with the Employers for which he is given credit for the purpose of determining his vested percentage under the Plan. As of any date a Participant's Years of Vesting Service shall be equal to the number of years determined in accordance with
Section 1.42(a), subject to the provisions of Section 1.42(b) and Section 1.42(c), if applicable.

         Section 1.42(a). Years of Vesting Service shall be the total number of Plan Years during each of which the Employee (regardless of any period of exclusion contained in Section 1.14) is credited with at least one thousand (1,000) Hours of Service with an Employer. Years of Vesting Service before the Effective Date of the Plan shall be counted.

         Section 1.42(b). If a Participant Terminates Employment and is reemployed, his Years of Vesting Service as of the date of his earlier Termination of Employment shall be disregarded hereunder if he Terminated Employment prior to becoming vested hereunder and, as of the date of his reemployment, he has incurred consecutive Breaks in Service which equal or exceed the greater of (i) five (5) years, or (ii) his Years of Vesting Service as of the date of his earlier Termination of Employment. Prior to January 1, 1985, such clause (i) shall not apply provided such service can be disregarded by such date.

         Section 1.42(c). Notwithstanding the above, periods of employment with an Affiliate or other entity which is acquired or merged into an Employer or other Affiliate which would have constituted a Year of Vesting Service had the Participant been employed by the Employers shall be included as if such periods had been performed for the Employers. If a business entity becomes an Affiliate or is acquired or merged into an Employer after the Effective Date of the Plan, whether service with such entity prior to affiliation shall be considered for purposes of this Section 1.42 shall be determined by the Board of Directors in their sole and absolute discretion. A determination to grant such past service credit shall be evidenced by affixing such Board of Directors' resolution to the Plan as an Appendix hereto.

                     ARTICLE II - PARTICIPATION IN THE PLAN

SECTION 2.01 - ELIGIBILITY TO PARTICIPATE. Each Employee of the Employers shall participate in the Plan upon satisfying the requirements set forth in this
Section 2.01.

         Section 2.01(a) - Prior Plan Participation. Each Participant in the Prior Plan on June 30, 2001 shall continue to participate in the Plan as of July 1, 2001.

         Section 2.01(b) - Initial Participation. Each current Employee of the Employers and any future Employee of the Employers may participate in the Plan with respect to Employer Matching Contributions as of the first day of the payroll period coincident with or immediately following the date he has completed one (1) Year of Eligibility Service.

         Each current Employee of the Employers and any future Employee of the Employers may participate in the Plan with respect to Salary Reduction Contributions as provided under Section 3.01 as of the first day of the payroll period coincident with or immediately following his/her Employment Commencement Date.

         Section 2.01(c) - Exclusions. Notwithstanding the foregoing provisions to the contrary, the following Employees shall not be eligible to participate in the Plan:

(i) An Employee who is employed by the Employer included in a unit of employees covered by a "collective bargaining agreement" under which retirement benefits have been the subject of good faith bargaining within the meaning of Section 401(b)(3)(A) of the Code, unless such good faith collective bargaining specifically requires that such Employee be covered under this Plan,

(ii) An Employee who is a nonresident alien within the meaning of Section 410(b)(3)(C) of the Code,

(iii) Any person who is employed by any other corporation (which is not a participating Employer under this Plan) even though such corporation is an Affiliate,

(iv)     A Leased Employee as defined in Section 1.23 herein, or

(v) Any person who has been classified by the Employer as an independent contractor and has had his compensation reported to the Internal Revenue Service on Form 1099 but who has been reclassified as an "employee" (other than by the Employer) shall not be considered as an eligible Employee who can participate under this Plan; provided, if the Employer does reclassify such worker as an "Employee," for purposes of this Plan, such reclassification shall only be prospective from the date that the Employee is notified by the Employer of such reclassification.

         Section 2.01(d) - Subsequent Participation for Salary Reduction Contributions. An eligible Employee who at any time declines to make Salary Reduction Contributions to the Plan may elect to do so as of the first day of any following payroll period provided such eligible Employee makes a timely and proper election to participate.

         Section 2.01(e) - Participation upon Reemployment of a Former Employee. A terminated Participant who had previously completed one (1) Year of Eligibility Service and resumes employment with an Employer may reenter the Plan on his Reemployment Commencement Date.

         A terminated Employee who had previously completed one (1) Year of Eligibility Service before he Terminated Employment (but who Terminated Employment before he became a Participant) and who is reemployed by an Employer as an Employee shall be eligible to become a Participant on his Reemployment Commencement Date or the first day of the payroll period when he would have otherwise been eligible to become a Participant, whichever is later.

         A terminated Employee who had not previously completed one (1) Year of Eligibility Service before he Terminated Employment and who resumes his employment with an Employer shall be eligible to become a Participant in the Plan on the first day of the payroll period coincident with or next following the date he satisfies such requirements.

SECTION 2.02 - ADMINISTRATIVE PROCEDURES. Each eligible Employee shall be furnished a summary of the Plan and instructions for enrollment and election of salary reduction. The Employee shall enroll in the Plan and elect a salary reduction either by means of telephonic procedures or internet procedures as prescribed by the Retirement Committee. The Employee shall indicate by such means (i) the percentage rate of Salary Reduction Contributions to be made by his Employer pursuant to the salary reduction agreement, and (ii) his election of investment funds under Section 4.04 hereof. Also, the Employee may name (with consent of his spouse, if applicable) a Beneficiary to whom benefits should be paid in the event of his death.

SECTION 2.03 - PLAN AND TRUST BINDING. Upon becoming a Participant, a Participant shall be bound then and thereafter by the terms of the Plan and Trust, including any amendments that may hereafter be made.

SECTION 2.04 - DURATION OF PARTICIPATION. A Participant shall continue to be such until the later of:

(i)      his Termination of Employment; or

(ii) the date all Accounts, if any, to which he is entitled hereunder have been distributed to him from the Trust Fund.

                          ARTICLE III - CONTRIBUTIONS



SECTION 3.01 - SALARY REDUCTION CONTRIBUTIONS. Each Employee who becomes a Participant in the Plan may elect to have his Employer make Salary Reduction Contributions as set forth herein. Any Salary Reduction Contributions shall be paid by the Employers to the Trustee as soon as administratively practicable following the payroll date on which such sum is withheld, and each Participant's Compensation shall be reduced by an identical amount. Such Salary Reduction Contributions shall be deducted in approximately equal amounts over the covered pay periods during the Plan Year.

         Section 3.01(a) - Salary Reduction Contributions. Each Participant may authorize his Employer to contribute to the Plan on his behalf Salary Reduction Contributions with respect to each Plan Year. Such Salary Reduction Contributions shall not be less than one percent (1%) nor more than sixteen percent (16%) of his Compensation (in increments of whole percentages) earned during the time he has elected to make Salary Reduction Contributions hereunder. Any Salary Reduction Contributions hereunder shall be allocated to the Participant's Salary Reduction Contribution Account. Elections to increase or decrease the rate of contributions may be made at any time and shall be effective as of the first day of the pay period following such change in election or as soon thereafter as practicable.

         Section 3.01(b) - Aggregate Dollar Limitations. The aggregate amount determined in the preceding Section 3.01(a) shall be further limited to ten thousand five hundred dollars ($10,500) (or such amount as may hereafter be adjusted pursuant to Section 402(g)(5) and Section 415(d) of the Code) in any taxable year of the Participant. If at the close of the taxable year of the Participant it is determined that Salary Reduction Contributions for such year on his behalf exceed the ten thousand five hundred dollar ($10,500) limit herein (or such adjusted amount pursuant to the first sentence of this paragraph), such "excess amounts," plus investment earnings thereon, shall be returned to the affected Participant in accordance with Section 402(g)(2)(A) of the Code. Any excess amounts determined in this section which are to be returned shall be reduced by any excess contributions previously distributed for the Plan Year beginning in the taxable year under consideration.

         In the event that a Participant is also a participant in (i) another qualified cash or deferred arrangement [as defined in Section 401(k) of the Code], (ii) a simplified employee pension [as defined in Section 408(k) of the Code], or (iii) a salary reduction arrangement [within the meaning of Section 3121(a)(5)(D) of the Code], and the elective deferrals [as defined in Section 402(g)(3) of the Code] made under such other arrangement(s) and this Plan cumulatively exceed ten thousand five hundred dollars ($10,500) (as adjusted) for the Participant's taxable year, the Participant may, no later than March 1 following the close of his taxable year, notify the Retirement Committee in writing of such excess and request that his Salary Reduction Contributions be reduced by an amount specified by the Participant. The amount of the reduction shall be returned to the Participant as set forth above.

         In the event excess Salary Reduction Contributions are returned to the Participant, the corresponding Employer Matching Contributions, if any, shall be forfeited and applied as provided in Section 3.02(c) hereof. To this end, the vesting provisions of the Plan applied to contributions of the Employers are conditioned on such Salary Reduction Contributions being permissible Salary Reduction Contributions.

         Section 3.01(c) - Compensation. For purposes of Section 3.01, Compensation shall not include any amounts realized from the exercise of stock options or from the sale, exchange or other disposition of stock acquired under a qualified stock option, or deferred compensation which has previously been earned.

SECTION 3.02 - EMPLOYER MATCHING CONTRIBUTIONS AND FORFEITURES.

         Section 3.02(a) - Employer Matching Contributions. The Employers will make Employer Matching Contributions for the Plan Year (as of each payroll period) in an amount equal to fifty percent (50%) of each Participant's Salary Reduction Contributions for such Plan Year, provided, however, such contributions with respect to each Participant shall be further limited to matching against the first six percent (6%) of each such Participant's Salary Reduction Contributions for the Plan Year when such Salary Reduction Contributions are expressed as a percentage of the Participant's Compensation. Any Employer Matching Contributions hereunder shall be allocated to the respective Participant's Employer Matching Contribution Account.

         Section 3.02(b) - Additional Matching Contributions. The Employers may, in their sole and absolute discretion, authorize additional Employer Matching Contributions for the Plan Year in an amount equal to the "applicable additional matching percentage" of each Participant's Salary Reduction Contributions for such Plan Year; provided; however, such additional Employer Matching Contributions with respect to each Participant shall be further limited to matching against the "applicable dollar amount" of each such Participant's Salary Reduction Contributions for the Plan Year. To be considered "eligible" to receive any additional Employer Matching Contributions, the Participant must be employed by the Employers on the last day of the Plan Year under consideration. For purposes of this Section, the terms "applicable additional matching percentage" and "applicable dollar amount" shall mean the percentage amount and dollar amount, as applicable and, if any, determined by the Board of Directors of the Company in their sole and absolute discretion following the close of each Plan Year. Any additional Employer Matching Contributions hereunder shall be allocated to the Participant's Employer Matching Contribution Account as of the Plan Year for which they are made.

         Section 3.02(c) - Forfeitures. Any Forfeitures of Employer Matching Contribution Accounts arising during the Plan Year shall be first used to restore a reemployed Participant's nonvested percentage in his Employer Matching Contribution Account as provided in Section 5.05 hereof. Next, any remaining Forfeitures shall be used to offset Employer Matching Contributions for the next following Plan Year.

SECTION 3.03 - ROLLOVER CONTRIBUTIONS. With the consent of the Retirement Committee, amounts may be transferred to the Plan from another qualified plan by an Employee (whether or not a Participant under this Plan), provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employers. The amounts transferred shall be set up in a separate account herein referred to as a Participant's "Rollover Account." Such account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in
Article V.

At Normal Retirement Age, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distribution of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Article V, including, but not limited to, all notice and consent requirements of Section 411(a)(11) of the Code and the regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether a cash-out of benefits without the Participant's consent may be made.

All amounts allocated to a Participant's Rollover Account may be treated as a directed investment pursuant to Section 4.04.

For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Section 401(a) of the Code. The term "amounts transferred from other qualified plans" shall mean: (i) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover; (ii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution, (B) were eligible for tax-free rollover to a qualified plan, and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iii) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (ii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

Prior to accepting any rollovers to which this Section applies, the Retirement Committee may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

SECTION 3.04 - CHANGE SUSPENSION OF CONTRIBUTIONS. A Participant may, by providing notice to the Retirement Committee or the Retirement Committee's designee in such form or media as the Retirement Committee may select or otherwise require, elect to (i) change the rate of his Salary Reduction Contributions made by an Employer on his behalf, to be effective as soon as administratively possible, or (ii) suspend any Salary Reduction Contributions, effective as soon as administratively possible. If a Participant requests an Employer to suspend his Salary Reduction Contributions, he may request that further Salary Reduction Contributions be made on his behalf as soon as administratively possible following the date upon which such suspension commenced. A Participant who resumes contributions shall file a request with the Retirement Committee in such form or media as the Retirement Committee may select or otherwise require.

SECTION 3.05 - MAXIMUM DEDUCTIBLE CONTRIBUTIONS; MISTAKEN AND
NON-DEDUCTIBLE CONTRIBUTIONS. The contributions of the Employers computed in accordance with the provisions of Sections 3.01-3.02 above (or special nonelective contributions under Section 3.10 hereof) shall be subject to the following limitations:

(i) in no event shall an Employer be obligated to make a contribution for a Plan Year in excess of the maximum amount deductible under Section 404(a)(3)(A) of the Code, or any statute or rule of similar import except, however, to the extent necessary to provide the top heavy minimum allocations, the Employers shall make a contribution even if it exceeds the amount that is deductible under Section 404(a)(3)(A) of the Code; and

(ii) notwithstanding any other provisions of the Plan or the Trust Agreement, each contribution hereunder is conditioned upon the deductibility of such contribution under Section 404 of the Code and shall be returned to the Employers within one (1) year if such deduction is disallowed (to the extent of the disallowance). If an Employer makes a contribution due to a good faith mistake of fact, the Employer reserves the right to withdraw any such contribution, provided, such withdrawal occurs within one (1) year of the mistaken contribution.

If an Employer does not choose to withdraw any mistaken contribution amount, it shall be applied as an Employer Matching Contribution for the next Plan Year for which such Employer would otherwise make a contribution hereunder.

SECTION 3.06 - LIMITATION ON ALLOCATION OF EMPLOYER CONTRIBUTIONS. The provisions of this Section shall be effective for Plan Years beginning after December 31, 1999.

         Section 3.06(a) - General. The following provisions will be applicable in determining if the Plan and the Employer Contributions thereto satisfy the requirements of Section 415 of the Code and the regulations thereunder. For the purposes of this Section the following definitions shall be applicable:

(i) Annual Additions: For purposes of the Plan, "Annual Additions" shall mean the amount allocated to a Participant's Account during the Limitation Year that constitutes:

         (1)      Employer Matching Contributions,

         (2) Salary Reduction Contributions (including any Excess Contributions which have been refunded as provided in Section 3.08 herein but excluding excess deferrals that are distributed in accordance with Treas. Reg. Section 1.402(g)-1(e)(2) or (3)),

         (3)      Forfeitures, and

         (4) Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as annual additions to a defined contribution plan; and amounts derived from contribution plans or accrued after December 31, 1985, and taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419(A)(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as annual addition to a defined contribution plan, and

         (5) Any excess amount applied under Section 3.06(d), Fourth, in the Limitation Year to reduce Employer Contributions will be considered annual additions for such Limitation Year.

If a Participant is covered under another qualified defined contribution plan maintained by the Employer, Annual Additions which may be credited to the Participant's Account under this Plan for a Limitation Year will be limited in accordance with the provisions of this Section 4.10 as though the other plan were a part of this Plan.

If, in addition to this Plan, the Participant is covered under another qualified plan which is a defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical benefit account, as defined in Section 415(1)
(2) of the Code maintained by the Employer, which provides for Annual Additions during any Limitation Year, then the Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's Account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit plans maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible amount, no amount will be contributed or allocated to a Participant's Account under this Plan for the Limitation Year.

(ii) Actual Compensation: The words "Actual Compensation" shall mean a Participant's wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

         (1) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a "simplified employee pension plan" to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

         (2) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

         (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

         (4) Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the employee).

For purposes of applying the limitations of this Section, Actual Compensation for a Limitation Year is the compensation actually paid or includable in gross income during such Limitation Year. Notwithstanding the preceding sentence to the contrary, Actual Compensation for a Participant who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; and, such imputed compensation for the disabled Participant may be taken into account only if the Participant is not an officer, a director, or highly compensated, and contributions made on behalf of such Participant are nonforfeitable when made.

For limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in Section 3.06 of the Plan, Compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of
Section 132(f)(4).

For limitation years beginning after December 31, 1997, for purposes of applying the limitations of this Article, compensation paid or made available during such limitation year shall include any elective deferral (as defined in Section 402(g)(3) of the Code), and any amount which is contributed or deferred by the employer at the election of the employee and which is not includible in the gross income of the employee by reason of Sections 125 or 457 of the Code.

(iii) Excess Amount: The words "Excess Amount" shall mean the excess of the Participant's Annual Additions for the applicable Limitation Year over the Maximum Permissible Amount.

(iv) Limitation Year: The words "Limitation Year" shall mean the calendar year. All qualified plans maintained by the Employer must use the same limitation year. If the limitation year is amended to a different 12 consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

(v) Maximum Permissible Amount: The words "Maximum Permissible Amount" shall mean for the applicable Limitation Year, the "maximum permissible amount" which may be contributed or allocated to or made with respect to any Participant which amount shall be the lesser of:

         (1)      The Defined Contribution Dollar Limitation, or

         (2)      25% of the Participant's compensation, within the meaning of
                  Section 415(c)(3) of the Code for the Limitation Year.

The compensation limitation referred to above shall not apply to:

         (1) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

         (2)      Any amount otherwise treated as an Annual Addition under
         Section 415(1)(1) of the Code.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitations multiplied by the following fraction:

                  Number of months in the short Limitation Year
                  ---------------------------------------------
                                       12

(vi) Defined Contribution Dollar Limitation. The words "Defined Contribution Dollar Limitation" shall mean $30,000, as adjusted under Section 415(d) of the Code.

         Section 3.06(b) - More Than One Plan. For limitation years beginning before January 1, 2000, the provisions of the Predecessor Plan which provided for the limitation of Section 415(e) of the Code, as therein effect, are applicable.

         Section 3.06(c) - Determination of Excess. If an excess amount was allocated to a Participant on an Allocation Date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of (1) the total excess amount allocated as of such date times (2) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified plans which are defined contribution plans.

         Section 3.06(d) - Treatment of Excess. In the event that the Employer determines that there has in fact been an over contribution of an amount (whether or not previously allocated to a particular Participant's Account) to which the foregoing Subsections apply, then, in the Limitation Year in which such Excess Amount is discovered, the Employer shall adjust any Account, as required, to its correct balance as if this Plan had been correctly applied for all Limitation Years. The correction of such Account shall be as follows:

         First: Any Excess Amount attributable to a Participant's Account holding Employee Section 401(k) Contributions (and any earnings thereon) shall be returned to the

                  Participant in accordance with Treas. Reg. Section 1.415-6(b)(6)(iv) and shall be debited to such Account. Further, such distribution shall be treated as a corrective disbursement.

         Second: Any Excess Amount attributable to a Participant's Account holding Employee contributions (which are nondeductible or are not considered for purposes of Section 401(k) of the Code) shall be returned to the Participant and shall be debited to such Account and shall be considered as a "voluntary" Employee contribution withdrawn from the Plan, if applicable, and includable as Compensation of the Participant in the applicable Limitation Year that such Excess Amount is discovered and any earnings on such amount shall be allocated as provided in Third or Fourth below, as applicable;

         Third: Any Excess Amount attributable to a Participant's Account holding Employer Contributions shall be returned to the Employer pursuant to and to the extent that Section 4.15 herein applies; provided, any earnings attributable to such Excess Amount shall not be returned to the Participant or the Employer, as applicable, but shall be allocated pursuant to
                  Section 5.2 herein on the Anniversary Date within which the applicable Limitation Year falls;

         Fourth: In the event that Section 4.15 herein does not apply as herein provided, and, if the Participant is covered by the Plan at the end of the applicable Limitation Year, the Excess Amount (and earnings thereon) shall be used to reduce Employer Contributions attributable to such Account for such Participant in the immediately next following Limitation Year, and each succeeding Limitation Year, if necessary, until such Excess Amount (and earnings thereon) have been applied as provided herein. If any Participant is not covered by the Plan at the end of the applicable Limitation Year, the Excess Amount will be held unallocated in an "Excess Amount Suspense Account" ("Suspense Account"). The Suspense Account will be applied to reduce future Employer Contributions in the next applicable Limitation Year, and each succeeding Limitation Year thereafter, if necessary. No Excess Amount may be distributed to Participants or former Participants nor shall any amounts held in a Suspense Account share in any increases or decreases to the Trust Fund as provided under Section 5.2 hereof.

SECTION 3.07 - ACP TEST ON EMPLOYER MATCHING CONTRIBUTIONS. The provisions of this Section are effective for Plan Years beginning after December 31, 1996.

         Section 3.07(a) - ACP Test. The Plan, with respect to a Plan Year, must satisfy one of the two following tests (the "ACP Test"):

(i) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the current Plan Year multiplied by 1.25; or

(ii) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the current Plan Year multiplied by two, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

         Section 3.07(b) - Definitions. For purposes of this Subsection the following definitions shall apply:

(i) "Average Contribution Percentage" shall mean the average (expressed as percentage) of the Contribution Percentages of the Eligible Participants in a group.

(ii)     "ACP Test Contributions" shall mean Employer Matching Contributions.

(iii) "Contribution Percentage" shall mean the ratio (expressed as a percentage), of the ACP Test Contributions under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

(iv) "Eligible Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have ACP Test Contributions allocated to the corresponding Account for the Plan Year.

(v)      "Excess Aggregate Contributions" shall mean the amount described in
         Section 401(m)(6)(B) of the Code.

         Section 3.07(c) - Special Rules.

(i) For purposes of this Subsection, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make or receive ACP Test Contributions (or amounts equivalent thereto under any other plan) allocated to his account under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such contributions were made under a single plan.

(ii) If the Employer treats two plans as a single unit for coverage or nondiscrimination purposes, the Employer must combine ACP Test Contributions and equivalent amounts under other plans to determine whether any plan satisfies the ACP Test under this Section. This aggregation rule applies to the ACP Test for all Participants, irrespective of whether a Participant is a Highly Compensated Employee or a Non-Highly Compensated Employee. The Retirement Committee also may elect to aggregate the ACP Test Contributions and equivalent amounts under other plans which the Employer does not treat as a unit for coverage or nondiscrimination purposes. For Plan Years beginning after December 31, 1988, an aggregation of such arrangements under this Section shall not apply to plans which have different plan years and the Retirement Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

(iii) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         Section 3.07(d) - Distribution of Excess Aggregate Contributions to Correct Violations of ACP Limitation.

(i) General. Notwithstanding any other provision of the Plan, to avoid penalty, Excess Aggregate Contributions and income allocable thereto shall be forfeited, if otherwise forfeitable under Section 3.02(c) herein, or if not forfeitable, must be distributed no later than the 2 1/2 months after the end of the Plan Year to Participants on whose behalf such Excess Aggregate Contributions were made for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer Matching Contributions Percentage Amounts and Employee After Tax Contributions taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amount and continuing in descending order until all the Excess Aggregate Contributions have been allocated.

(ii) Calculation of Income Allocable to Excess Aggregate Contributions. The income allocable to Excess Aggregate Contributions is determined by multiplying the income for the Plan Year in which the Excess Aggregate Contributions occur by a fraction, the numerator of which is the Excess Aggregate Contributions for such Plan Year, and the denominator of which is the sum of the Participant's Employer Matching Contribution Account reduced by the gain, and increased by the loss, allocable to such Account for such Plan Year.

(iii) Amount of Excess Aggregate Contributions. The amount of Excess Aggregate Contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following "leveling method," under which the Average Contribution Percentage of the Highly Compensated Employee was the highest Average Contribution Percentage is reduced to the extent required to (1) enable the arrangement to satisfy the ACP Test, or (2) cause such Highly Compensated Employee's Average Contribution Percentage to equal the ratio of the Highly Compensated Employee with the next highest Average Contribution Percentage. This process must be repeated until the Employer Matching Contributions and the Average Contribution Percentage satisfies the ACP Test. In no case shall the amount of Excess Aggregate Contributions to be recharacterized for a Plan Year with respect to any Highly Compensated Employee exceed the amount of the ACP Test Contributions made on behalf of such Highly Compensated Employee for such Plan Year.

(iv) Allocation of Forfeitures. Amounts forfeited by Highly Compensated Employees under this Subsection shall be treated as Annual Additions under Section 3.06 of this Plan and either

                  - Applied to reduce Employer Matching Contributions if
                    selected by the Employer; or

                  - Allocated in accordance with Section 3.02 herein,
                    after all other Forfeitures have been allocated.

         Notwithstanding the foregoing, no Forfeitures arising under this Subsection shall be allocated to the Account of any Highly Compensated Employee.

SECTION 3.08 - ADP TEST ON SECTION 401(k) CONTRIBUTIONS. The provisions of this Section are effective for Plan Years beginning after December 31, 1996.

         Section 3.08(a) - ADP Test. The Plan, with respect to a Plan Year, must satisfy one of the two following tests ("ADP Test"):

(i) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the current Plan Year multiplied by 1.25; or

(ii) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the current Plan Year multiplied by two, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

         Section 3.08(b) - Definitions. For purposes of this Subsection, the following definitions shall be used:

(i) "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage), of (1) Employee Section 401(k) Contributions and Employer Special Section 401(k) Contributions on behalf of an Eligible Participant for the Plan Year to (2) the Eligible Participant's Compensation for the Plan Year.

(ii) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentage of the Eligible Participants in a group.

(iii) "Eligible Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Employee
         Section 401(k) Contributions or Employer Special Section 401(k) Contributions (under Section 4.4 herein) allocated to his Employee
         Section 401(k) Contribution Account for the Plan Year.

(iv) "Excess Contributions" shall mean the amount described in Section 401(k)(i)(B) of the Code.

         Section 3.08(c) - Special Rules.

(i) For purposes of this Section, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employee Section 401(k) Contributions or Employer Special Section 401(k) Contributions allocated to his Employee Section 401(k) Contribution Account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Employee Section 401(k) Contributions and Employer Special Section 401(k) Contributions were made under a single arrangement.

(ii) If the Employer treats two plans as a single unit for coverage or nondiscrimination purposes, the Employer must combine the Section 401(k) arrangements under such plans to determine whether either plan satisfies the ADP Test under this Section. This aggregation rule applies to the ADP Test for all Participants, irrespective of whether a Participant is a Highly Compensated Employee or a Non-Highly Compensated Employee. The Retirement Committee also may elect to aggregate the Section 401(k) arrangements under plans which the Employer does not treat as a single unit for coverage or nondiscrimination purposes. For Plan Years beginning after December 31, 1988, an aggregation of Section 401(k) arrangements under this Section does not apply to plans which have different plan years, and the Retirement Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

(iii) The determination and treatment of the Employee Section 401(k) Contributions, Employer Special Section 401(k) Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         Section 3.08(d) - Distribution of Excess Contributions to Correct Violations of ADP Test.

(i) General. Notwithstanding any other provision of the Plan, to avoid penalty, Excess Contributions and income allocable thereto for the applicable Plan Year must be distributed no later than 2 1/2 months after the end of the Plan Year to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employee Section 401(k) Contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employee Section 401(k) Contributions and continuing in descending order until all the Excess Contributions have been allocated.

(ii) Calculation of Income Allocable to Excess Contributions. The income allocable to Excess Contributions is determined by multiplying the income for the Plan Year in which the Excess Contributions occur by a fraction, the numerator of which is the Excess Contribution for such Plan Year, and the denominator of which is the Participant's Employee
         Section 401(k) Contribution Account reduced by the gain, and increased by the loss, allocable to such Account for such Plan Year.

(iii) Amount of Excess Contributions. The amount of Excess Contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following "leveling method," under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced to the extent required to (1) enable the arrangement to satisfy the ADP Test, or (2) cause such Highly Compensated Employee's Actual Deferral Percentage to equal the ratio of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This process must be repeated until the Employee Section 401(k) Contributions, Employer Special Section 401(k) Contributions and the Actual Deferral Percentage satisfies the ADP Test. In no case shall the amount of Excess Contributions to be recharacterized for a Plan Year with respect to any Highly Compensated Employee exceed the amount of "elective contributions" made on behalf of such Highly Compensated Employee for such Plan Year. Provided further, the amount of Excess Contributions to be distributed or recharacterized shall be reduced by any Excess Deferrals previously distributed for the taxable year ending in the same Plan Year and any Excess Deferrals to be distributed for a taxable year will be reduced by the Excess Contributions previously distributed or recharacterized for the Plan Year beginning in such Plan Year.

SECTION 3.09 - SPECIAL PROHIBITED MULTIPLE USE RULE: The provisions of this Section are effective for Plan Years beginning after December 31, 1996. Notwithstanding the ADP limitations set forth in Section 3.08 above, in the event of "multiple use," certain additional ADP limitations may apply as set forth in this paragraph. Before application of the multiple use rule herein, the ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests as otherwise set forth in Sections 3.07 and 3.08 and this Section. Multiple use occurs if both the ADP and ACP of the Highly Compensated Employees exceeds 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees, respectively. If multiple use occurs and if the sum of the ADP and ACP of the eligible Highly Compensated Employees exceeds the "Aggregate Limit," then the ADP of the Highly Compensated Employees shall be reduced hereunder (beginning with such Highly Compensated Employee whose ADP is the highest) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's deferral percentage is reduced shall be treated as an excess contribution and distributed in accordance with the provisions of the following paragraph. For purposes of this paragraph, the term "Aggregate Limit" shall mean the greater of:

(i) the sum of (1) 1.25 times the greater of the ADP or the ACP of the eligible Non-Highly Compensated Employees for the Plan Year, and (2) two (2) percentage points plus the lesser of the ADP or the ACP of the eligible Non-Highly Compensated Employees for the Plan Year (but in no event, however, may this amount exceed twice the lesser of the ADP or the ACP of the eligible Non-Highly Compensated Employees for the Plan
         Year); or

(ii) the sum of (1) 1.25 times the lesser of the ADP or the ACP of the eligible Non-Highly Compensated Employees for the Plan Year, and (2) two (2) percentage points plus the greater of the ADP or the ACP of the eligible Non-Highly Compensated Employees for the Plan Year (but in no event, however, may this amount exceed twice the greater of the ADP or the ACP of the eligible Non-Highly Compensated Employees for the Plan
         Year).

During each Plan Year, the Retirement Committee shall monitor the Average Deferral Percentages of the eligible Highly Compensated Employees and eligible Non-Highly Compensated Employees for such Plan Year and may make prospective adjustments in the Salary Reduction Contributions of the eligible Highly Compensated Employees as may be necessary to meet the Average Deferral Percentage test herein. Further, notwithstanding the provisions of Section 3.02 hereof to the contrary, if necessary, the Employers shall have the sole and absolute discretion to declare a special nonelective contribution to the Plan allocable only to the participating Non-Highly Compensated Employees in the ratio that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year. In the event that as of the close of the Plan Year "excess contributions" remain, the Retirement Committee, consistent with regulations published by the Secretary of the Treasury or its delegate, shall cause a distribution of the excess Salary Reduction Contributions, including earnings thereon (for the applicable Plan Year and the "gap period" as determined in the following four paragraphs), to the participating Highly Compensated Employees as may be necessary to meet the Average Deferral Percentage test herein. In returning any excess Salary Reduction Contributions, first, the actual deferral ratio of the Highly Compensated Employee with the highest ratio is reduced to the extent necessary to satisfy the ADP test or, if not satisfied, to cause such ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest ratio. Second, this process is repeated until the ADP test is satisfied. Further, in the event any excess Salary Reduction Contributions are returned to the Participant which have been matched by Employer Matching Contributions, such Salary Reduction Contributions and Employer Matching Contributions shall be reduced proportionately until the ADP test is satisfied. Any Employer Matching Contributions arising under the preceding sentence shall be forfeited and applied under Section 3.02(c) hereof. To the extent excess deferrals have been returned to the affected Highly Compensated Employee under Section 3.01(b) hereof for the taxable year ending in the Plan Year under consideration, any excess Salary Reduction Contributions on behalf of the Highly Compensated Employee to be returned under this paragraph shall be reduced accordingly.

The Retirement Committee may use any reasonable method for computing the income (or loss) allocable to excess contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan (under Section 4.02 hereof) for allocating income to Participants' Accounts.

If the method in the preceding paragraph is not used, the Plan may allocate income to excess contributions by multiplying the income for the Plan Year (and the "gap period" -- the period between the end of the Plan Year and the date of distribution of the excess contribution) allocable to the excess contributions by a fraction. The numerator of the fraction is the excess contributions for the Participant for the Plan Year. The denominator of the fraction is equal to the sum of:

(1) the total account balance of the Participant attributable to Salary Reduction Contributions as of the beginning of the Plan Year; plus

(2) the Employee's Salary Reduction Contributions for the Plan Year and for the gap period if gap period income is allocated.

Notwithstanding the preceding paragraph, the Retirement Committee may choose to follow a safe harbor method for calculating gap income. Under this method, income on excess contributions for the gap period is equal to ten percent (10%) of the income allocable to excess contributions for the Plan Year (calculated under the method described in the foregoing paragraph), multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of the month is treated as made on the last day of the preceding month. A distribution made after the fifteenth (15th) day of the month is treated as made on the first (1st) day of the next month.

The income allocable to excess contributions, for purposes of this Section, shall include all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

Failure to correct excess contributions by the close of the Plan Year following the Plan Year for which they were made will cause the cash of deferred arrangement to fail to satisfy the requirements of Section 401(k)(3) of the Code for the Plan Year for which the excess contributions were made and for all subsequent years they remain in the Trust. Also, the Employers will be liable for a ten percent (10%) excise tax on the amount of excess contributions unless they are corrected within 2 1/2 months after the close of the Plan Year for which they were made.

Any special nonelective contributions made pursuant to the terms of this Section shall be allocated to a special subaccount of the Participant's Salary Reduction Contribution Account and shall be subject to the special vesting requirements and withdrawal limitations as set forth in Treasury Regulation Section 1.401(k)-1(g)(13)(iii) and this Plan.

SECTION 3.10 - EMPLOYER SPECIAL SECTION 401(k) CONTRIBUTIONS. The Employer may make additional contributions, within its discretion, to the Salary Reduction Contribution Accounts of those Participants who are Non-Highly Compensated Employees in proportion to either (i) each such Participant's Salary Reduction Contributions for the relevant Plan Year, or (ii) all such Participants (whether or not they have made a Salary Reduction Contribution) Compensation for the relevant Plan Year. Additional contributions shall be subject to all the provisions governing a Participant's Salary Reduction Contribution Account, including, without limitation, the requirement that such contributions shall be 100% vested and nonforfeitable by the Participant.

                     ARTICLE IV - ACCOUNTS OF PARTICIPANTS

SECTION 4.01 - TRUST FUND VALUATION. Periodically, as provided in the
Trust Agreement, the Trustee shall determine the fair market value of the Trust Fund and the Retirement Committee shall cause the fair market value of the Accounts of each Participant to be determined in balance with the Trust Fund. In determining the "fair market value" of the Trust Fund, the Trust Fund shall be valued in accordance with usual and customary practices.

SECTION 4.02 - ADJUSTMENT OF ACCOUNTS. As of each Valuation Date the
Accounts of each Participant shall be adjusted so that the investment earnings (or losses, if such computation is negative) of each investment fund within the Trust Fund are allocated to each account and "subaccount" within an investment fund. For the purposes of carrying out the allocation of this Section 4.02, the term "subaccount" shall mean that portion of the Participant's Accounts that are invested in the particular investment fund under consideration.

Any payment of interest on a Participant loan shall be allocated to the subaccount or account, as applicable, of the Participant to whom the loan was made in accordance with the proportionate reduction in their Accounts in order to fund said loan.

The Accounts of each affected Participant shall be increased by the periodic allocation of any Salary Reduction Contributions, Employer Matching Contributions, Rollover Contributions and any special nonelective contributions made pursuant to the respective provisions of Sections 3.01, 3.02, 3.03, and
3.10 hereof.

SECTION 4.03 - TRUSTEE'S AND RETIREMENT COMMITTEE'S DETERMINATIONS
BINDING. In determining the value of the Trust Fund and each Participant's Accounts, the Trustee and the Retirement Committee shall exercise their best judgment and all such determinations (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.

SECTION 4.04 - INVESTMENT OF ACCOUNTS. There shall be established within the Trust Fund two (2) or more separate investment funds as determined by the Retirement Committee (or, if so appointed by the Board of Directors pursuant to Section 7.08 herein, the "Investment Committee") from time to time in its sole and absolute discretion (herein the appropriate committee called the "Committee" and funds collectively called "investment funds"). One of such investment funds shall be the J.B. Hunt Stock Fund, consisting primarily of J.B. Hunt common stock and such amount of cash as, in the Committee's discretion, is too small to be reasonably invested in such stock. The Trustee is hereby explicitly authorized to acquire and hold J.B. Hunt common stock. Any and all investments, reinvestments or purchases shall be made at prices not in excess of the current fair market value of the J.B. Hunt common stock at the time of such purchase or investment.

All current contributions and Accounts shall be partitioned as hereinafter provided.

         Section 4.04(a) - Compliance with ERISA Section 404(c). Pursuant to
         Section 404(c) of the ERISA with respect to directed investment by the Participants, each Participant in the Plan is hereby given the specific authority to direct the investment of all or any portion of his Accounts in one or more of the investment funds in accordance with the procedures as described below. For purposes of this Section, the Trustees shall have no discretionary investment control, discretion, authority and fiduciary responsibility with respect to any or all of a Participant's Accounts if the Participant has elected the investment of such funds in one or more investment funds as provided in this Plan and the related Trust.

         Section 4.04(b) - Initial Investment Fund Directions for Future Contributions. When an Employee becomes a Participant in the Plan, he may direct in the aggregate the investment of his Employer Matching Contributions, Rollover Contributions and Salary Reduction Contributions, if any, in one (1) or more of the investment funds in increments of one percent (1%) so that the total of his investment directions to the investment funds equal one hundred percent (100%). Employer Matching Contributions and Salary Reduction Contributions must be directed together and Rollover Contributions may be directed separately from Employer Matching Contributions or Salary Reduction Contributions.

         Any such direction shall be made within the time frame, and in such manner or other method as determined appropriate by the Retirement Committee and communicated to each Employee prior to his eligibility for participation in the Plan. Such direction shall be subject to any applicable securities laws and regulations thereunder or rules and procedures set forth by the Company to comply with applicable securities laws. In the absence of any proper direction, all contributions shall at all times be invested in the investment fund designated by the Retirement Committee until the Retirement Committee receives proper direction.

         Any special nonelective contributions pursuant to Sections 3.09-3.10 shall be invested in the same manner (and percentage) as Salary Reduction Contributions.

         Section 4.04(c) - Change of Investment of Current Accounts and Future Contributions. A Participant may change in the aggregate the investment of his then current Deductible Employee Contribution Account, Employer Matching Contribution Account, Rollover Account and Salary Reduction Contribution Account, if any (subject to any future liquidity and/or transfer restrictions imposed by any investment fund (or the underlying investments thereunder)), in increments of one percent (1%) so that the total of his investment directions to the investment funds equal one hundred percent (100%).

         A Participant may change in the aggregate the investment of his future Employer Matching Contributions, Rollover Contributions and Salary Reduction Contributions, if any, in increments of one percent (1%) so that the total of his investment directions to the investment funds equal one hundred percent (100%).

         Any such change pursuant to this Section shall be made within the time frame, and in such manner or other method as determined appropriate by the Retirement Committee, and communicated in advance to each Participant. Such direction shall be subject to any applicable securities laws and regulations thereunder or rules and procedures set forth by the Company to comply with applicable securities laws.

         Section 4.04(d) - J.B. Hunt Common Stock.

         (1) Acquisition of Stock by Trustee. Consistent with the terms of the Trust Agreement, the Trustee shall acquire shares of J.B. Hunt common stock pursuant to Participants' elections in accordance with the provisions of Sections 4.04(b)-(c) hereof in the open market or from private sources (including an Employer but excluding directors or officers thereof), at not more than the market price then prevailing.

         (2) Restriction on Stock Acquisition. Notwithstanding any other provisions hereof, it is specifically provided that the Trustee shall not purchase J.B. Hunt common stock pursuant to Participant initiated activity during any period in which such purchase is, in the opinion of counsel for the Company or the Plan (and that is communicated in writing to the Trustee), restricted by any law or regulation applicable thereto. During such period, amounts that would otherwise be invested in J.B. Hunt common stock shall be invested in the Merrill Lynch Retirement Presentation Trust.

         (3) Stock Rights, Stock Splits and Stock Dividends. No Participant or Beneficiary shall have any right of request, direction or demand upon the Retirement Committee or the Trustee to exercise in his behalf rights or privileges to acquire, convert into, or exchange for J.B. Hunt common stock or other securities. The Trustee, in its discretion, may exercise or sell any such rights or privileges. Each affected Participant's Accounts shall be appropriately credited. J.B. Hunt common stock received by the Trustee by reason of a stock split, stock dividend or recapitalization shall be appropriately allocated to the Accounts of the affected Participant or Beneficiary.

         (4) Voting of J.B. Hunt Common Stock. Each Participant with an interest in the J.B. Hunt Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of J.B. Hunt Stock reflecting such Participant's proportional interest in the J.B. Hunt Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of J.B. Hunt Stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Company. These directions shall be held in confidence by the Trustee and shall not be divulged to the Company, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of J.B. Hunt Stock reflecting the Participant's proportional interest in the J.B. Hunt Stock Fund as directed by the Participant. Except as otherwise required by law, the Trustee shall vote shares of J.B. Stock credited to a Participant's account for which it has received no direction from the Participant in the same proportion on each issue as it votes those shares credited to participants' accounts for which it has received voting directions from Participants. Except as otherwise required by law, the Trustee shall vote that number of shares of J.B. Hunt Stock not credited to Participants' accounts in the same proportion on each issue as it votes those shares credited to Participants' accounts for which it received voting directions from Participants.

         (5) Tender Offers. Each Participant with an interest in the J.B. Hunt Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of J.B. Hunt Stock reflecting such Participant's proportional interest in the J.B. Hunt Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of J.B. Hunt Stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Employer. These directions shall be held in confidence by the Trustee and shall not be divulged to the Employer, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of J.B. Hunt Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall tender shares of J.B. Stock credited to a Participant's account for which it has received no direction from the Participant in the same proportion on each issue as it tenders those shares credited to participants' accounts for which it has received direction from Participants. Except as otherwise required by law, the Trustee shall tender that number of shares of J.B. Hunt Stock not credited to Participants' accounts in the same proportion as the total number of shares of J.B. Hunt Stock credited to Participants' accounts for which it has received instructions from Participants. A Participant who has directed the Trustee to tender some or all of the shares of J.B. Hunt Stock reflecting the Participant's proportional interest in the J.B. Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the Participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of J.B. Hunt Stock not credited to Participants' accounts have been tendered, the Trustee shall redetermine the number of shares of J.B. Hunt Stock that would be tendered under the previous sentences of this Subsection if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of J.B. Hunt Stock not credited to Participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to Participants' accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee. A direction by a Participant to the Trustee to tender shares of J.B. Hunt Stock reflecting the Participant's proportional interest in the J.B. Hunt Stock Fund shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from the interest. Pending receipt of directions (through the Administrator) from the Participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the Merrill Lynch Retirement Preservation Trust.

                    ARTICLE V - DISTRIBUTIONS UNDER THE PLAN

SECTION 5.01 - VALUATION OF ACCOUNTS FOR DISTRIBUTION. When a
Participant's Accounts become distributable pursuant to Section 5.02, the following provisions shall apply.

         Section 5.01(a) - Termination of Employment; Required Distributions. In the event of a Participant's Termination of Employment, he may elect to receive payment of his vested Accounts calculated at their value as of the Valuation Date immediately preceding the date of distribution on account of such distributable event. Any distribution determined under this Section 5.01(a) shall take into consideration any previous distributions, and be offset by outstanding Participant loans or other amounts owed to the Plan by the Participant.

         Any required distribution under Section 5.09 hereof shall be based on the Valuation Date immediately preceding the date of distribution.

         Section 5.01(b) - Retirement, Total and Permanent Disability and Death. In the event of a Participant's retirement, Total and Permanent Disability or death, he, or his Beneficiary, may elect to receive payment of his Accounts calculated at their value as of the Valuation Date immediately preceding the date of distribution on account of such distributable event. Any distribution determined under this Section 5.01(b) shall take into consideration any previous distributions, and offset by outstanding Participant loans or other amounts owed to the Plan by the Participant.

SECTION 5.02 - DISTRIBUTABLE EVENT; VESTING; FORFEITURES. The following provisions shall apply.

         Section 5.02(a) - Vesting. If a Participant (i) retires on or after attaining his Normal Retirement Age, (ii) dies, or (iii) Terminates Employment due to Total and Permanent Disability, one hundred percent (100%) of the value of his Accounts shall become distributable to him, or, in the case of his death shall become distributable to his Beneficiary, valued as of the applicable Valuation Date set forth in
         Section 5.01 hereof. If a Participant Terminates Employment for any other reason on or after being credited with at least five (5) Years of Vesting Service, one hundred percent (100%) of the value of his Accounts shall become distributable to him, valued as of the applicable Valuation Date set forth in Section 5.01 hereof. If a Participant Terminates Employment with less than five (5) Years of Vesting Service, one hundred percent (100%) of the value of his Rollover Account and Salary Reduction Contribution Account, if any, shall become distributable to him valued as of the applicable Valuation Date set forth in Section 5.01 plus the vested percentage, if any, of his Employer Matching Contribution Account as determined from the following vesting schedule, as applicable (based on his Years of Vesting Service), as of the date of his Termination of Employment valued as of the applicable Valuation Date set forth in Section 5.01 hereof:




                           YEARS OF VESTING SERVICE                    VESTED PERCENTAGE
                           ------------------------                    -----------------
                                  Less than 3                                      0%
                               3 but less than 4                                  50%
                               4 but less than 5                                  75%
                                  5 or more                                      100%

         Notwithstanding the above vesting schedule, a Participant's Employer Matching Contribution Account will become one hundred percent (100%) vested and nonforfeitable when he reaches his Normal Retirement Age, provided he is still employed by the Employers on that date.

         If a Participant who has Terminated Employment is reemployed as an Employee prior to his Normal Retirement Age and prior to receiving a distribution hereunder, then he shall resume standing to his Accounts (as set forth in the third paragraph of Section 5.05) and shall not be entitled to a distribution under the Plan on account of his earlier Termination of Employment.

         Furthermore and notwithstanding the above provisions of this Section, upon termination of this Plan without establishment or continued maintenance of a successor defined contribution plan (other than an ESOP or simplified employee pension plan as defined in Section 408(k) of the Code), within the period ending twelve (12) months after distribution of all assets from the Plan, the provisions of Sections
         8.02 and 8.03 shall apply and distribution may be made hereunder on account of such event. Upon (i) the sale by an Employer or an Affiliate of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by such Employer or Affiliate in a trade or business with respect to a Participant who continues employment with the corporation acquiring such assets, or (ii) the sale by an Employer (or an Affiliate) of the Employer's (or Affiliate's) interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) with respect to a Participant who continues employment with such subsidiary, if the seller continues the Plan (and the purchaser does not maintain the Plan after disposition), for distribution purposes herein the affected Participant shall be considered to have Terminated Employment and his Accounts shall be paid to him at such time and in such manner as provided under this Section and Section 5.01. The operation of this paragraph shall in no way prohibit the Retirement Committee or Company from making a determination that there has been a partial termination of the Plan as set forth in Section 8.03 hereof.

         Section 5.02(b) - Forfeitures. Forfeitures shall be allocated on the last day of the Plan Year in which occurs the earlier of (i) the Participant's receipt of a cash out of his entire vested benefit, (ii) the Participant's termination of his employment with the Employer, and he has no vested rights in a benefit which event shall be deemed to be a payment to the Participant and a cash out of his benefit for all purposes, or (iii) the Participant's incurrence of five consecutive one-year Breaks-in-Service; provided, Forfeitures shall not be allocated on the last day of the Plan Year in which (i) above applies if the Participant is reemployed with the Employer and repays all of such cash out within the same said Plan Year; provided further, Forfeitures shall not be allocated on the Anniversary Date within the Plan Year in which (ii) above applies if the Participant is reemployed by the Employer within the same said

         Plan Year. Forfeitures arising hereunder will be allocated only for the benefit of Participants of the Employer which adopted this Plan; The Retirement Committee shall determine a Participant's Forfeiture, if any, solely by reference to the vesting schedule above. Forfeitures herein shall then be applied in accordance with the provisions of
         Section 3.02(c) hereof. If such Participant herein resumes employment with the Employers, the repayment and restoration provisions of Section
         5.05 hereof shall apply.

         If a Participant Terminates Employment and is zero percent (0%) vested in his Employer Matching Contribution Account, such Participant shall be deemed to be "cashed-out" immediately upon such Termination of Employment and the provisions of the immediately preceding paragraph shall apply whereupon the Participant's Employer Matching Contribution Account shall become a Forfeiture. If such Participant resumes employment with the Employers prior to incurring five (5) consecutive Breaks in Service, the restoration provisions of Section 5.05 hereof shall apply.

SECTION 5.03 - FORMS OF DISTRIBUTION.

         Section 5.03(a). Except as otherwise provided herein, any distribution pursuant to a distributable event in Section 5.02 hereof shall be paid as: (1) a lump sum distribution in cash or (2) an installment distribution consisting of approximately equal annual or monthly, quarterly, or semi-monthly installments (subject to the limitation of Section 5.03(b)). In no event will installment payments be made for an amount less than two hundred and fifty dollars ($250). If a participant fails to elect one of the two forms of distributions set forth above, he/she shall be paid a lump sum distribution in cash. In the case of a Participant, any payment hereunder shall be subject to the consent requirement, if applicable, of Section 5.04 hereof.

         Section 5.03(b). If a participant elects installment payments in accordance with Section 5.03, payment shall be made in annual, monthly, quarterly, or semi-monthly installments over a fixed period of time, not exceeding in the case of benefits payable upon retirement or disability, the longer of the life expectancy of the Participant or the joint life expectancy of the Participant and his designated Beneficiary. Initial payments under any installment schedule shall be set in such amounts as would complete the payment of total benefit in substantially equal payments over the period of time fixed for such payment; but the amounts of each installment may be adjusted by the Trustee following each valuation of the Trust Fund to reflect the effect of net earnings, gains or losses credited to the Participant's Account in accordance with this Plan. Payments under any installment method shall not be subject to any mortality risk or determination, but shall continue in all events to the Participant, his spouse or his designated Beneficiaries or, if none, his estate, until the full amount of this Account has been distributed; however, this sentence does not constitute any guaranty by the Plan of the sufficiency of the Account to meet all payment initially scheduled or any guaranty against the diminution in value of assets retained in the account to meet installment obligations, whether such diminution shall occur by losses in market values, operating expenses of the Plan or any other charges properly made to such Account while any part of its assets are retained in the Trust Fund.

         The amount to be distributed each year must be a least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless elected otherwise by the Participant life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years; however, the life expectancy of a nonspouse Beneficiary may not be recalculated. For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must provide that at least 50 percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

         The life expectancy (or joint and last survivor expectancy) shall be calculated using the attained age of the Participant (or designated beneficiary) as of the Participants (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If the life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

         For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participants benefit by the lesser of (1) the applicable life expectancy (as defined in the paragraph immediately above) or (2) if the Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in the preceding paragraph above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

         For purpose of the preceding paragraph, entire interest refers to the Participant's Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contribution or forfeitures allocated to the Account balance as of the dates in the valuation calendar year after the Valuation Date and deceased by distributions made in the valuation calendar year after the Valuation Date.

         Section 5.03(c). A Participant who has part or all of his Accounts invested in the J.B. Hunt Stock Fund may, in lieu of receiving a lump sum cash payment, elect to receive all amounts payable from such fund in whole shares of J.B. Hunt common stock. The value of any partial shares will be paid in cash.

SECTION 5.04 - CASH-OUT OF BENEFITS; CONSENT REQUIREMENT FOR IMMEDIATELY DISTRIBUTABLE BENEFITS. The provisions of this Section 5.04 are effective for Plan Years beginning after August 5, 1996. Notwithstanding any provisions contained herein to the contrary, upon a Participant's Total and Permanent Disability, Termination of Employment or retirement, his benefits under the Plan may be paid or distributed subject to the following limitations.

         Section 5.04(a). If the value of a Totally and Permanently Disabled, terminating or retiring Participant's vested percentage in his Accounts is not more than five thousand dollars ($5,000), the Retirement Committee will direct, without the consent of the Participant, that such amounts be paid in a lump sum cash payment.

         The provisions of Sections 5.01(a) or 5.01(b), as applicable, shall apply to determine the value of the Participant's distributable Accounts.

         Section 5.04(b). If the value of the Totally and Permanently Disabled, terminating or retiring Participant's vested percentage in his Accounts is more than five thousand dollars ($5,000), except as otherwise provided in this Section 5.04(6) and consistent with the provisions hereof, the Participant may not be paid without his written consent.

         Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded, five thousand dollars ($5,000) shall require such Participant's consent if such distribution occurs prior to his Normal Retirement Age. With regard to this required consent:

         (i) no consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Section 417 of the Code;

         (ii) the Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 5.09 hereof;

         (iii) notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety
                  (90) days before the first day on which all events have occurred which entitle the Participant to such benefit;

         (iv) written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the first day on which all events have occurred which entitle the Participant to such benefit; and

         (v) no consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

         Prior to Normal Retirement Age, if the Participant (who is no longer an employee) makes a valid election under this Section, he shall receive payment of his vested Accounts in accordance with the timing of such election as set forth in Section 5.01(a). If the Participant (who is no longer an employee) attains Normal Retirement Age and has not received a complete distribution of his vested Accounts, he may elect at any time to receive a distribution in accordance with the provisions of Section 5.01(a) hereof subject to the required distribution provisions under Section 5.09 hereof.

         Notwithstanding the above provisions of this Section 5.04(b), if a distribution hereunder is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty
         (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

         (1) the Retirement Committee clearly informs the Participant that the Participant has a right to a period of at least thirty
                  (30) days after receiving the notice to consider the decision of whether or not to elect a direct rollover of his distribution, and

         (2) the Participant, after receiving the notice, affirmatively elects a distribution.

SECTION 5.05 - RESTORATION BY THE EMPLOYERS. If a Participant who Terminated Employment without being one hundred percent (100%) vested in his Employer Matching Contribution Account (and "employer profit sharing contribution account" before January 1, 1995, if any) received a distribution qualifying under Section 5.02(b)(ii) hereof, and is subsequently reemployed prior to incurring five (5) consecutive Breaks in Service and again becomes a Participant in the Plan, he may elect to repay the Trust Fund the exact amount of his vested percentage in his Employer Matching Contribution Account (and "employer profit sharing contribution account," if any) previously distributed to him hereunder; provided, any such repayment shall be made before the earlier of (i) the end of a period consisting of five (5) consecutive Breaks in Service since the date of distribution from the Plan, or (ii) five (5) years after his reemployment date which gives rise to the application of this Section.

In such event, the amounts that were credited to his Employer Matching Contribution Account (and "employer profit sharing contribution account," if any) which were treated as a Forfeiture shall be reinstated (no later than the December 31 Valuation Date of the Plan Year in which his repayment occurs) by the Employers first using any Forfeitures available under Section 3.02(c) hereof, and then by paying to the Trustee such sums as shall be necessary to restore his Employer Matching Contribution Account (and "employer profit sharing contribution account," if any) to its value as of the date of the Forfeiture reallocation (i.e., the Valuation Date considered in the Plan Year in which he received the qualifying distribution).

If a Participant who Terminated Employment is reemployed prior to receiving a distribution from his Employer Matching Contribution Account (and "employer profit sharing contribution account," if any) qualifying under Section 5.02(b)(ii) hereof, and prior to incurring five (5) consecutive Breaks in Service which permit a Forfeiture under Section 5.02(b)(i) hereof, and who again becomes a Participant in the Plan, then, in such event, he shall resume standing to his Employer Matching Contribution Account.

If a zero percent (0%) vested Participant who Terminated Employment is reemployed prior to incurring five (5) consecutive Breaks in Service, and who previously incurred a Forfeiture under

Section 5.02(b)(ii) hereof, and who again becomes a Participant in the Plan, then, in such event, he shall be restored to his Employer Matching Contribution Account (no later than the Valuation Date ending with the Plan Year in which his reemployment occurs) valued as of the Valuation Date considered for distribution upon his Termination of Employment, such restoration to occur by the Employers first using any Forfeitures available under Section 3.02(c) hereof, and then by paying to the Trustee such sums as shall be necessary to restore such Account to its value as of such date.

SECTION 5.06 - WITHDRAWALS BY PARTICIPANTS. Upon receipt of a request in such form as the Retirement Committee shall prescribe, a Participant may at any time request a withdrawal in accordance with the provisions of this Section. Withdrawals shall be based on the Valuation Date as set forth in each respective Subsection below and shall consider any previous withdrawals and, if applicable, the appropriate collateral for any outstanding Participant loans. Any withdrawal shall cause the affected account's underlying investment funds to be liquidated on a pro rata basis according to each investment fund's value when compared to the total value of all investment funds of such Account.

         Section 5.06(a) - Deductible Employee Contribution Account Withdrawal. A Participant may request a one-time withdrawal of the entire portion of the value of his Deductible Employee Contribution Account calculated as of the Valuation Date immediately preceding the date of distribution on account of such request. Amounts withdrawn pursuant to this Section 5.06(a) may not be repaid to the Trust Fund.

         Section 5.06(b) - Rollover Account Withdrawal. A Participant may request a withdrawal of up to the entire portion of the value of his Rollover Account calculated as of the Valuation Date immediately preceding the date of distribution on account of such request. Amounts withdrawn pursuant to this Section 5.06(b) may not be repaid to the Trust Fund.

         Section 5.06(c) - Salary Reduction Contribution Account Hardship Withdrawal. A Participant may at any time and to the extent his Deductible Employee Contribution Account and Rollover Account have been exhausted (or as otherwise restricted herein), submit a request for a hardship withdrawal from his Salary Reduction Contribution Account provided the hardship withdrawal is on account of "extreme financial hardship" (as hereinafter defined). A hardship withdrawal may only be made from Salary Reduction Contributions and not from earnings on such Salary Reduction Contributions. Any hardship withdrawal hereunder shall be based on the value of the Participant's Salary Reduction Contribution Account calculated as of the Valuation Date immediately preceding the date of distribution on account of such request.

         The Retirement Committee shall authorize a hardship withdrawal only upon a finding that the withdrawal is necessary to enable the Participant to meet unusual or special situations in his financial affairs which result in an immediate and heavy financial need. Further, any distribution hereunder may not exceed the amount required to meet the immediate financial need created and that such amount is not available from other resources reasonably available to the Participant. Upon such finding, the Retirement Committee shall direct the Trustee to make the appropriate distribution in a lump sum as soon as practicable.

         An "extreme financial hardship" shall only be recognized with respect to a Participant as necessary to enable the Participant to meet unusual or special situations which result in an immediate and heavy financial need if the withdrawal request is on account of:

         (i) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for those persons to obtain medical care descried in Section 213(d) of the Code;

         (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

         (iii) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in Section 152 of the Code);

         (iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence; or

         (v) such other events as may be determined by Commissioner of Internal Revenue Service through revenue rulings, notices or other documents of general applicability.

         The Retirement Committee shall make a determination on the basis of all relevant facts and circumstances that the distribution is of an amount necessary to satisfy the immediate and heavy financial need and that it is not available from other resources of the Participant. For purposes of this paragraph, the Participant's resources are deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant. Thus, for example, a vacation home owned by the Participant and the Participant's spouse, whether as community property, joint tenants, tenants by the entirety or tenants in common, generally will be deemed a resource of the Participant. However, property held for the Participant's child under an irrevocable trust or under the Uniform Gifts to Minors Act is not treated as a resource of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

         A distribution will be recognized as necessary to satisfy an immediate and heavy financial need only if, in the judgment of the Retirement Committee, all of the following requirements are met:

         (1) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

         (2) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available from all plans maintained by the Employers;

         (3) the Plan, by the terms of this paragraph, suspends a Participant's right to take Salary Reduction Contributions to the Plan for twelve (12) months after receipt of the hardship distribution. The Plan, by the terms of this paragraph, shall suspend a Participant's right to make Salary Reduction Contributions to the Plan until the first payroll period following twelve (12) months after receipt of the hardship distribution. The Retirement Committee shall determine that a similar suspension is imposed by all other plans maintained by the Employers. In the event more than one (1) distribution is made hereunder within a twelve (12) month period, the suspension period shall not be tacked to the remaining portion of the prior suspension period but rather shall start anew; and

         (4) the Plan, by the terms of this paragraph, restricts a Participant's right to make Salary Reduction Contributions to the Plan in the taxable year following the taxable year of the hardship distribution to an amount equal to the applicable limit under Section 402(g) of the Code reduced by the Participant's Salary Reduction Contributions in the taxable year of the hardship distribution. The term "taxable year" as used hereunder means the Participant's taxable year. Further, the Retirement Committee shall determine that a similar restriction is imposed by all other plans maintained by the Employers. Amounts withdrawn pursuant to this Section 5.06(d) may not be repaid to the Trust Fund.

SECTION 5.07 - LOANS TO PARTICIPANTS. Upon proper application of a Participant who is an, Employee currently receiving regular pay from the Employers (or as otherwise determined eligible for the Participant loan program by the Retirement Committee) in such manner or method as determined appropriate by the Retirement Committee and communicated to the Participant, the Retirement Committee will direct the Trustee to make a loan to the Participant from the Trust Fund. Each Participant loan shall be treated as an allocated investment of the Participant's Accounts. The application, and the resulting loan, must meet the terms and conditions specified in the following provisions of this Section 5.07.

         Section 5.07(a). A loan shall not be made that exceeds, or that together with any other outstanding loans made pursuant to this Section 5.07, would exceed the lesser of (i) fifty thousand dollars ($50,000) minus the excess, if any, of (a) the highest outstanding balance of loans to the Participant during the one (1) year period ending on the day before the date the loan is made, over (b) the outstanding balance of loans to the Participant from the Plan on the date the loan is made, or (ii) fifty percent (50%) of the Participant's Rollover Account, Salary Reduction Contribution Account and the vested percentage of his Employer Matching Contribution Account determined as of the Valuation Date coincident with or immediately preceding the date the loan application is received and approved by the Retirement Committee or its delegate. When a loan is made hereunder, funding for the loan will be made by utilizing the Participant's Accounts in the following order:

         (i)      Rollover Account;

         (ii)     Employer Matching Contribution Account; and

         (iii)    Salary Reduction Contribution Account.

         Furthermore, to the extent necessary to fund said loan, the Participant's directed investment funds for which his Accounts are invested pursuant to Section 4.04 hereof shall be liquidated first from the fund with the least amount of principal risk and then from the remaining investment funds, if necessary. For purposes of allocating investment earnings (or losses) under Section 4.02, such loan shall be treated as a withdrawal during the calendar quarter and weighted accordingly.

         Section 5.07(b). Only two (2) loans may be outstanding at any one time and the minimum loan that may be made shall be one thousand dollars ($1,000).

         Section 5.07(c). The term of repayment for the loan shall be that determined by the Participant, but shall not exceed the maximum term established by formal rules adopted by the Retirement Committee. Except for a loan for the purchase of a primary residence which may extend the term of the loan to twenty (20) years, the Retirement Committee's formal rules shall not allow a term in excess of five (5) years for any loan. Such formal rules shall be reduced to writing and shall be made available, upon request and free of charge, to any Participant.

         Section 5.07(d). The Participant may authorize his Employer to deduct, or shall otherwise make, approximately equal payments consisting of principal and interest (not less frequently than quarterly) from his compensation in the case of payroll deduction or personal resources where there is no payroll deduction, in such an amount as would permit the loan to be fully amortized over its term. The Employer shall transfer any such payroll deductions or payments to the Trustee as soon as reasonably practicable.

         Section 5.07(e). A Participant may prepay, at any time, the total amount of the then outstanding principal balance of his loan, together with accrued interest, without premium or penalty.

         Section 5.07(f). The loan shall be made against the assignment of collateral of up to fifty percent (50%) of the Participant's vested Accounts (excluding his Deductible Employee Contribution Account, if any) determined at the time the loan is made evidenced by the Participant's promissory note and a security interest in other collateral, as deemed appropriate by the Retirement Committee for the amount of such loan, including interest, payable to the order of the Trustee. Such note shall be held by the Trustee as an asset of the Trust Fund allocated only to the Participant to whom the loan is granted. Notwithstanding the provisions of Section 4.02 hereof, payments by a Participant representing interest shall be considered as investment income of the Trust Fund applicable only to the Participant.

         All payments by a Participant representing principal shall be debited against the outstanding balance of the loan. Such principal payments, and any interest payments hereunder, shall be credited to the Accounts of the Participant in proportion to the original funding of the loan from said Accounts and invested in the investment funds according to the Participant's current investment election in force under Section
         4.04 hereof.

         Section 5.07(g). The loan shall bear a fixed rate of interest at prime rate as reported in The Wall Street Journal, Southwest Edition, on the first day of the calendar quarter in which the loan is made, plus one percent (1%). In order to receive a loan, the Participant may be required to pay a loan origination fee as determined by the Retirement Committee.

         Section 5.07(h). Default shall occur when a scheduled repayment is sixty (60) days overdue. The terms of the promissory note for said loan shall provide that if the Participant defaults on the loan by not making payments when due, and if the entire balance due, including interest, is not paid by the Participant within thirty (30) days following notification to the Participant of the default, the Trustee, upon advice of such default from the Retirement Committee, shall execute upon the security of the Participant's Accounts (subject to the limitations in Section 5.07(f) above and limitations on distributions from a Participant's Salary Reduction Contribution Account or other Accounts as provided by law prior to Termination of Employment) in satisfaction of the unpaid debt. Loan payments may be suspended under this Plan as permitted under Section 414(u) of the Code.

         Effective February 1, 2000, if a Participant is on a leave of absence without pay, loan payments may be suspended for a period of up to one year; provided however, (i) the loan must still be repaid within the latest date required by statute, and (ii) the remaining balance of the loan shall be reamortized upon the Participant's return.

         Section 5.07(i). No distribution under Sections 5.02, 5.09 and 5.10 shall be made to any Participant or Beneficiary unless and until all unpaid loans, including accrued interest, have been repaid (which may be offset from any benefit payment thereunder.

         Upon Termination of Employment with the Employer, a Participant with an outstanding loan may pay the loan off in full within sixty (60) days of his Termination of Employment, or request that his vested accounts given as collateral shall be reduced by the outstanding loan balance, including unpaid interest and he receive a complete distribution from the Plan. The Participant shall then be distributed the promissory note, marked as paid in full.

         In any case, if, within sixty (60) days, a Participant has not taken any action to pay off the loan, or request a distribution offset by the outstanding loan amount, the Participant's vested Accounts given as collateral shall be reduced by the outstanding loan balance, including unpaid interest. He shall then be distributed the promissory note marked as paid in full. Final distribution of his vested accounts shall not be made until his outstanding loan is paid or distributed in full.

SECTION 5.08 - LIMITATION ON TIMING OF DISTRIBUTIONS. Unless a Participant cannot be located by the Retirement Committee after reasonable efforts, any payment of Plan benefits to the Participant hereunder shall begin not later than sixty (60) days after the close of the Plan Year in which occurs the later of:

         (i)      his Normal Retirement Age; or

         (ii)     his Termination of Employment.

SECTION 5.09 - REQUIRED DISTRIBUTIONS. Except as otherwise provided in the next following paragraph, in no event shall a Participant's Plan benefits be paid later than the first day of April of the calendar year immediately following the calendar year during which he reaches Age seventy and one-half (70 1/2).

Notwithstanding the above provisions of this Section to the contrary, in the case of a Participant who reaches Age seventy and one-half (70 1/2) before January 1, 1988, such Participant can defer the commencement of his benefit payment under the Plan until retirement (and Termination of Employment), provided such Participant is not a "five percent (5%) owner" of an Employer (as defined in Section 416 of the Code) at any time during the calendar year in which he reaches Age 70 1/2.

Notwithstanding anything to the contrary in this Section, for Plan Years beginning after 1996, in no event shall a Participant's Plan benefits be paid later than (1) the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant retires if the Participant is not a 5-percent (5%) owner of the Employer.

All distributions under the Plan shall satisfy Section 401(a)(9) of the Code and regulations issued pursuant thereto.

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

A Participant's required distribution under this Section 5.09 shall commence in the same manner as if he retired under Sections 5.02-5.03 hereof. Plan benefits shall be paid in the payment form prescribed under Section 5.03 hereof. If the Participant's Accounts increase due to additional Employer Matching Contributions, Salary Reduction Contributions and investment earnings, his distributable amount shall be the balance of his accounts and his future payment of benefits shall be the form of payment provided for under Section 5.03.

If a Participant dies before receiving the entire value of his Accounts, any remaining value of his Accounts shall be payable to his Beneficiary or contingent Beneficiary as provided under Section 1.05 and Section 5.10 hereof.

SECTION 5.10 - ALTERNATE PAYMENT OF DEATH BENEFITS. If, at the time of a Participant's death while benefits are still outstanding, his Beneficiary does not survive him, his Accounts shall be paid (in the form of distribution provided under Section 5.03 hereof) to his contingent Beneficiary. If a deceased Participant is not survived by either a Beneficiary or contingent Beneficiary (or if no Beneficiary was effectively named), the benefits shall be paid in a single lump sum to the person or persons in the first of the following classes of successive preference beneficiaries then surviving: the Participant's (i) spouse, (ii) children, per capita, (iii) parents, (iv) brothers and sisters, or
(v) executors and administrators. If the Beneficiary or contingent Beneficiary is living at the death of the Participant, but such person dies prior to receiving the entire death benefit, the remaining portion of such benefit (if any) shall be paid in a single lump sum to the estate of such deceased Beneficiary or contingent Beneficiary. If the Retirement Committee cannot locate any Beneficiary or contingent Beneficiary entitled to receive any death benefit payable hereunder within two (2) years, such Beneficiary or contingent Beneficiary shall be deemed to have not survived the Participant and the above provisions of this Section 5.10 shall apply. At any time prior to a Participant's death, a Participant may change his designation of Beneficiary or, contingent Beneficiary by filing a properly executed beneficiary designation form with the Retirement Committee which meets the requirements of Section 1.05 hereof.

Notwithstanding any provision in the Plan to the contrary, distributions upon the death of the Participant shall be made in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) of the Code and regulations prescribed thereunder. If a Participant dies after receiving partial distribution of his Accounts, the balance will continue to be distributed at least as rapidly as under the method applicable to the Participant at his death. If a Participant dies before his distribution commences and the Beneficiary was not designated by the Participant, the balance of his Accounts must be distributed within five (5) years of his death. However, installment distributions to a designated beneficiary which begin not later than the end of the calendar year following the death of the Participant shall be treated as complying with this 5 year distribution requirement (even though the installment payments are not completed within 5 years of the Participant's death) if the distributions are made at a rate which is not longer than calculated (in the manner described in Section 5.03) to provide payment of all the Participant's Accounts during anticipated life expectancy of the designated beneficiary. If the Beneficiary was designated by the Participant, the balance must be distributed to such Beneficiary over a period not greater than the Beneficiary's life expectancy, commencing not later than the end of the calendar year following the calendar year in which the Participant died [or, if the designated Beneficiary, is the surviving spouse of the Participant, commencing not later than the end of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

SECTION 5.11 - DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan shall prevent the Trustee, in accordance with the direction of the Retirement Committee, from complying with the provisions of a "Qualified Domestic Relations Order" (as defined in Section 414(p) of the Code). This Plan specifically permits distribution to an alternate payee under a Qualified Domestic Relations Order at any time, irrespective of whether the Participant has attained the earliest retirement age under the Plan. To the extent permitted by applicable law, a distribution to an alternate payee prior to the Participant's attainment of his earliest retirement age is available only:

(i) if the order specifies distribution at an earlier date than the Participant's earliest retirement age or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and

(ii) if when the present value of the alternate payee's benefits under the Plan exceeds five thousand dollars ($5,000), and if the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of his earliest retirement age.

Nothing in this Section shall permit the alternate payee to receive a form of payment not permitted under the Plan.

The Retirement Committee shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Retirement Committee promptly shall notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures of determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Retirement Committee shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of the determination. The Retirement Committee shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order.

If any portion of the Participant's benefit is payable during the period the Retirement Committee is making its determination of the qualified status of the domestic relations order, the Retirement Committee shall direct the Trustee to make a separate accounting of the amounts payable. If the Retirement Committee determines the order is a Qualified Domestic Relations Order within eighteen
(18) months of the date amounts first are payable following receipt of the order, the Retirement Committee shall direct the Trustee to distribute the payable amounts in accordance with the order. If the Retirement Committee does not make its determination of the qualified status of the order within the eighteen (18) month determination period, the Retirement Committee shall direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and shall apply the order prospectively if the Retirement Committee later determines the order is a Qualified Domestic Relations Order.

SECTION 5.12 - TRANSFER OF INTEREST. The following provisions shall apply to distributions made under the Plan.

         Section 5.12(a) - Direct Rollover Option. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 5.12, a distributee may elect, at the time and in the manner prescribed by the Retirement Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         Section 5.12(b) - Definitions. The following definitions shall apply:

         (i) ELIGIBLE ROLLOVER DISTRIBUTION: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one, of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specific period of ten years or more; any distribution to the extent such distribution is required under
                  Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Effective for all distributions occurring on or after January 1, 2000, an Eligible Rollover Distribution described in Section 401(c)(4) of the Code, which the Participant can elect to roll over to another plan pursuant to Section 401(a)(31) of the Code, excludes hardship withdrawals as defined in Section 401(k)(2)(B)(i)(IV) of the Code which are attributable to the Participant's elective contributions under Treasury Regulation
                  Section 1.401(k)-1(d)(2)(ii).

         (ii) ELIGIBLE RETIREMENT PLAN: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity plan described in
                  Section 403(a) of the Code, or a qualified trust described in
                  Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (iii) DISTRIBUTEE: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (iv) DIRECT ROLLOVER: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

          ARTICLE VI - THE PLAN ADMINISTRATOR AND RETIREMENT COMMITTEE

SECTION 6.01 - PLAN ADMINISTRATOR AND RETIREMENT COMMITTEE. The Company shall be the Plan Administrator for the purposes of the Act and shall be considered the Retirement Committee hereunder unless the Company appoints one (1) or more persons to serve as members of the Retirement Committee to administer the Plan on behalf of the Plan Administrator. In the latter event, the Company shall notify the Trustee of the names of the members of the Retirement Committee and of any changes in membership that may take place from time to time.

SECTION 6.02 - TERM AND COMPENSATION OF RETIREMENT COMMITTEE. Any individual members of the Retirement Committee shall serve at the pleasure of the Company or until his earlier resignation, and vacancies shall be filled in the same manner as the original appointments. No compensation shall be paid to the members of the Retirement Committee for services on such Retirement Committee.

SECTION 6.03 - CLAIMS PROCEDURE. Subject to the limitations of the Plan the Retirement Committee shall from time to time establish rules for the transaction of its business and for the administration of the Plan. Without limiting the generality of the preceding sentence, it is specifically provided that the Retirement Committee shall set forth in writing, available for inspection by any interested party, the procedures to be followed in presenting claims for benefits under the Plan. In case of any factual dispute hereunder, the Retirement Committee shall resolve such dispute giving due weight to all evidence available to it. The Retirement Committee shall interpret the Plan in its sole discretion and shall determine all questions arising in the administration, interpretation, and application of the Plan. All such determinations shall be final, conclusive and binding except to the extent that they are appealed under the following claims procedure.

In the event that the claim of any person to all or any part of any payment or benefit under the Plan shall be denied, the Retirement Committee shall provide to the claimant, within ninety (90) days after receipt of such claim (or, if an extension of time is required, not more than one hundred eighty (180) days after receipt of such claim), a written notice setting forth, in a manner calculated to be understood by the claimant, (i) the specific reason or reasons for the denial, (ii) specific references to the pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary, and (iv) an explanation of the Plan's claim procedure. In the event an extension of time is necessary in which to respond to the claim, the claimant shall be given written notice before the expiration of the initial ninety (90) day period setting forth the reasons for the extension and the date the Retirement Committee expects to render its decision.

Within sixty (60) days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the claim denial to the Retirement Committee for a full and fair review. The claimant or his duly authorized representative may (i) request a review upon written notice to the Retirement Committee, (ii) review pertinent documents, and (iii) submit issues and comments in writing.

A decision by the Retirement Committee shall be made no later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which event a decision should be rendered as soon as reasonably practicable, but in no event later than one hundred twenty (120) days after such receipt. If an extension of time is necessary, the claimant must be given written notification. The Retirement Committee's decision on review shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.

SECTION 6.04 - POWER AND DUTIES OF THE RETIREMENT COMMITTEE. The Retirement Committee shall have such powers and duties, including, but not necessarily limited to, the following, which it deems necessary to discharge all of its responsibilities hereunder:

(i) to calculate and notify the Participants of the balance in their Accounts as of each Valuation Date;

(ii) to administer the Participant loan program under the Plan which shall incorporate all of the powers and duties enumerated herein as they would so apply to the administration of Participant loans;

(iii) consistent with the provisions of Section 5.07 hereof, to establish procedures from time to time which will enable the Retirement Committee to administer the Participant loan program;

(iv) to have complete and final discretionary authority to construe and interpret the Plan, control over the operation and administration of the Plan, including interpretation of all plan documents, decisions concerning all questions of eligibility to participate and the determination of the amount, manner and time of payment of any benefits hereunder and without limitation, the determination of all related or nonrelated questions and matters that arise under the Plan;

(v) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

(vi) to prepare and distribute in such manner as the Retirement Committee determines to be appropriate, information explaining the Plan;

(vii) to receive from the Participants such information as shall be necessary for the proper administration of the Plan;

(viii) to receive, review and keep on file (as is deemed convenient and proper) reports of benefit payments by the Trustee and reports of disbursements for expenses directed by the Retirement Committee;

(ix) to receive and to appoint others to receive from the Trustee or investment manger reports of each transaction involving assets of the Plan, as well as a quarterly report of assets and a quarterly record of transactions;

(x)      to receive process in legal actions against the Plan; and

(xi) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including accountants, legal counsel, recordkeeping and other consultants, and to delegate to such agents any powers and duties as the Retirement Committee may deem expedient or appropriate.

The Retirement Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

SECTION 6.05 - DIRECTING PAYMENTS. The persons authorized by the Retirement Committee shall direct the Trustee in writing to make payments from the Trust Fund to Participants or Beneficiaries who qualify for such payments hereunder. Such written order to the Trustee shall specify the name of the Participant, his address, his Social Security number, and the amount and form of his benefit payments.

SECTION 6.06 - NON-DISCRIMINATION. The Retirement Committee shall not take action or direct the Trustee to take any action with respect to any of the benefits provided hereunder or otherwise in pursuance of the powers conferred herein upon the Retirement Committee which would be discriminatory in favor of Participants or Employees who are officers, or highly-compensated employees of an Employer, or which would result in benefiting one Participant, or group of Participants, at the expense of another.

SECTION 6.07 - LEGAL COUNSEL. The Retirement Committee may consult with legal counsel (who may also be legal counsel to an Employer) concerning any question which may arise with reference to its duties under the Plan and the opinion of such legal counsel shall be full and complete protection with respect to any action taken or suffered by the Retirement Committee hereunder in good faith and in accordance with the opinion of such legal counsel.

SECTION 6.08 - INDEMNIFICATION. The Employers shall indemnify and save harmless the Retirement Committee and any other fiduciary who is also an officer, director or employee of an Employer, and hold each of them harmless from and against all claims, loss, damages, expense and liability arising from their responsibilities in connection with the administration of the Plan which is not otherwise paid or reimbursed by insurance, unless the same shall result from their own willful misconduct.

SECTION 6.09 - REQUIRED VOTE, RECORDS. Except as otherwise specifically provided in the Plan, every decision and action of the Retirement Committee shall be valid if concurred in by a majority of the members then in office, which concurrence may be had without a formal meting. The Retirement Committee shall select a Secretary, who may or may not be a Participant of 'the Plan or a member of the Retirement Committee, and any other officers deemed necessary, and Shall adopt rules governing its procedures not inconsistent herewith. The Retirement Committee shall keep a permanent record of its meetings and actions.

                  ARTICLE VII - THE TRUST FUND AND THE TRUSTEE

SECTION 7.01 - TRUST AGREEMENT. The Company has entered into a Trust Agreement with the Trustee to hold the funds set aside pursuant to the Plan.

SECTION 7.02 - TRUST FUND. The Trustee shall maintain the Trust Fund to hold the assets of the Accounts of the Plan Participants. The Trustee shall have all the powers and duties enumerated in the Trust Agreement and shall keep separate records reflecting the investment earnings (or losses), receipts, disbursements, purchases, sales and list of holdings of such assets. The investment earnings (or losses) of the Trust Fund shall be allocated by the Retirement Committee to the Participant Accounts pursuant to Section 4.02 hereof.

SECTION 7.03 - NON-REVERSION; EXCLUSIVE BENEFIT CLAUSE. The Trust Fund shall be received, held in trust and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and the Plan. Except as provided in Section
3.05 hereof with respect to mistaken contributions and non-deductible contributions, no part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries under the Plan. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in the Plan or the Trust Agreement.

SECTION 7.04 - REMOVAL OF TRUSTEE. The Company may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement and upon such removal or resignation, the Company shall appoint a successor Trustee.

SECTION 7.05 - POWERS OF TRUSTEE. Except as otherwise provided in the Trust Agreement and the Plan, the Trustee shall have such powers to hold, invest, reinvest, control and disburse the funds.

SECTION 7.06 - TRUST AGREEMENT PART OF PLAN. The Trust Agreement shall be deemed to form a part of the Plan and the rights of Participants or others under the Plan shall be subject to the provisions of the Trust Agreement.

SECTION 7.07 - TRUSTEE'S SETTLEMENT OF ACCOUNTS. The Trust Agreement may contain provisions granting authority to the Company to settle the accounts of the Trustee on behalf of all persons having or claiming interest in the Trust Fund.

SECTION 7.08 - INVESTMENT PROCEDURES. The Retirement Committee shall retain the right to establish Trust investment procedures. The Retirement Committee shall have the following powers and duties:

(i) to engage the service of agents whom it may deem advisable to assist with the performance of its duties;

(ii) to direct the Trustee (when exercised) in the investment, reinvestment, and disposition of the Trust Fund as provided in the Trust Agreement;

(iii) to furnish the Employers with information for tax or other purposes; which the Employers may require for;

(iv) to receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee;

(v) to select the issuing company or companies from which insurance contracts may be purchased as provided in the Trust Agreement, and to determine the form, type, and kind of such contract;

(vi) to engage the services of an "Investment Manager" or "Managers" [as defined in the Act Section 3(38)], each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

(vii) to select a secretary, who need not be a member of the Retirement Committee; and

(viii) to interpret and construe the Plan and Trust with respect to the investment, reinvestment and disposition of Plan assets.

                    ARTICLE VIII - AMENDMENT AND TERMINATION

SECTION 8.01 - AMENDMENT. The Company hereby reserves the right at any time, by action of its Board of Directors, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make any such amendment effective retroactively, if necessary, to bring the Plan into conformity with any governmental regulations which must be complied with so that the Plan and Trust Fund shall qualify under Section 401(a) of the Code. No modification or amendment shall make it possible for the Trust assets to be used for or diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries except as provided in Section 3.05 hereof with respect to mistaken contributions and nondeductible contributions.

Except as otherwise permitted by law, it is further provided that no such amendment or modification shall have the effect of decreasing, either directly or indirectly, any Participant's Plan benefits hereunder. This prohibition against any reduction includes certain early retirement benefits, a retirement type subsidy and certain optional forms of benefits as further defined in
Section 411(d)(6) of the Code and regulations issued thereunder.

SECTION 8.02 - TERMINATION; DISCONTINUANCE OF CONTRIBUTIONS, PARTIAL TERMINATION. The Company may, by action of its Board of Directors, unilaterally terminate the Plan at any time as applicable to all Employers under the Plan. Any Employer may, by action of its Board of Directors, terminate its participation in the Plan at any time. After a unilateral termination by the Company, notwithstanding any provisions of the Plan to the contrary, (i) no Employee shall become a Participant, (ii) no contributions shall be made (unless they are pursuant to a receivable), (iii) any then existing Accounts of a former Employee which have not become a Forfeiture shall be nonforfeitable, and (iv) the Accounts of each Participant in the employ of an Employer at the time of such termination shall be nonforfeitable.

The Company may, by action of its Board of Directors, direct the complete discontinuance of all contributions by all Employers and Participants under the Plan. In such event, notwithstanding any provisions of the Plan to the contrary,
(i) no Employee shall become a Participant after such discontinuance, (ii) any then existing Accounts of a former Employee which have not become a Forfeiture shall be nonforfeitable, and (iii) the Accounts of each Participant in the employ of an Employer at the time of such discontinuance shall be nonforfeitable. This Section is not applicable if one Employer discontinues its contributions while one or more other Employers continue to make contributions.

If there is a partial termination of the Plan, either by operation of law, by amendment of the Plan or for any other reason, which partial termination shall be confirmed by the Retirement Committee, notwithstanding any provisions of the Plan to the contrary, the Accounts of each Participant with respect to whom the partial termination applies shall be nonforfeitable.

SECTION 8.03 - DISTRIBUTION OF ACCOUNTS UPON TERMINATION: DISCONTINUANCE OF CONTRIBUTIONS; PARTIAL TERMINATION. If the Company terminates the Plan, or there is a complete discontinuance of contributions, or there is a partial termination of the Plan, the Retirement Committee shall compute the value of the Accounts of the affected Participants (as of a specially called Valuation Date, or at the next scheduled Valuation Date). The Accounts of each such Participant shall, at the discretion of the Company, be either (i) distributed in the manner otherwise provided in Section 5.03 hereof in cash, or
(ii) continue to be held in the Trust Fund to be distributed upon each Participant's retirement, death, Total and Permanent Disability or Termination of Employment.

In the event of a distribution upon Plan termination as provided above, such distribution shall be made in accordance with Sections 1.05, 5.02, 5.03, 5.04, 5.09, 5.10 and 5.11 of the Plan and the remaining operative provisions of the Plan shall control.

SECTION 8.04 - AMENDMENT TO VESTING SCHEDULE. Although the Company reserves the right to amend the vesting schedule in Section 5.02 hereof at any time, the Company shall not amend the vesting schedule (and no amendment shall be effective) if the amendment would reduce the nonforfeitable percentage of any Participant's Accounts (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the nonforfeitable percentage computed under the Plan without regard to the amendment.

In the event the vesting schedule of the Plan is amended, any Participant who has completed three (3) Years of Vesting Service, may elect to have the vested percentage of his Accounts, determined under Section 5.02 hereof, computed under the Plan without regard to such amendment by notifying the Retirement Committee in writing during the election period hereinafter described. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following dates:

(i) the date which is sixty (60) days after the day such amendment is adopted;

(ii) the date which is sixty (60) days after the day such amendment becomes effective; or

(iii) the date which is sixty (60) days after the day the Participant is given written notice of such amendment by the Retirement Committee.

Any election made pursuant to this Section 8.04 shall be irrevocable. The Retirement Committee, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment, and notice of the time within which the Participant must make an election to remain under the prior vesting schedule.

                     ARTICLE IX - MISCELLANEOUS PROVISIONS

SECTION 9.01 - PLAN MERGER, CONSOLIDATION OR TRANSFER OF ASSETS. In the case of any merger, consolidation, or transfer of assets or liabilities to any other plan, such plan shall provide that each Participant would, if the plan terminated immediately after the merger, consolidations or transfer, receive a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

SECTION 9.02 - SPENDTHRIFT CLAUSE. Except for the portion of a Participant's Accounts held as collateral by the Plan against Participant loans under Section
5.07 hereof, none of the benefits under the Plan are subject to the claims of creditors of Participants or their Beneficiaries nor are they subject to attachment, garnishment or any other legal process. Neither a Participant nor his Beneficiary may assign, sell, borrow on or otherwise encumber his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements or torts of any Participant or Beneficiary. Notwithstanding the above and consistent with the provisions of Section 5.11, this Section 9.02 does not preclude the Trustee from complying with a "Qualified Domestic Relations Order" as defined in Section 414(p) of the Code. If any court of competent jurisdiction orders the Retirement Committee to do anything inconsistent with the provisions of this Section, unless and until the order is set aside, annulled, withdrawn or otherwise released or satisfied, the Retirement Committee (i) shall upon receipt of the order, give written notice to the Participant or his Beneficiary as appropriate, of the service of the order, the contents of the order and the Retirement Committee's intent to comply subject to the provisions of this Section; and (ii) may refrain from taking any action that may prevent it from complying with the order at the appropriate time; provided, however, that notwithstanding anything contained in the Plan to the contrary, benefits not payable to a Participant under the terms of the Plan at the time the order becomes effective shall not be subject to attachment. If any Participant or Beneficiary shall become bankrupt or attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit prior to actually being received by the Participant, the Trustee shall recognize the anticipation, alienation, sell, transfer, assignment, pledge, encumbrance or charge only to the extent permitted by ERISA and, to the extent not preempted by ERISA, applicable local law.

SECTION 9.03 - PLAN VOLUNTARY. Although it is the intention of the Company and the Employers that the Plan shall be continued and contributions made regularly, the Plan is entirely voluntary on the part of the Company and the Employers and the continuance of the Plan and any payments hereunder are not assumed as a contractual obligation of the Company and the Employers.

SECTION 9.04 - RESERVATION OF RIGHT TO SUSPEND OR DISCONTINUE CONTRIBUTIONS. The Company and Employers specifically reserve the right in their sole and uncontrolled discretion and by their official and authorized acts to modify, suspend (in whole or in part) at any time or from time to time and for any period or periods or to discontinue at any time their contributions under the Plan.

SECTION 9.05 - NON-GUARANTEE OF EMPLOYMENT. Nothing contained in the Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Company or an

Employer or to interfere with the right of the Company or an Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

SECTION 9.06 - GOVERNING LAW. The Plan shall be construed in accordance with the laws of the State of Arkansas except where such laws are superseded by the Act or the Code, in which case the Act or the Code, as the case may be, shall control.

SECTION 9.07 - FACILITY OF PAYMENT. In making any distribution to or for the benefit of any minor or incompetent Participant or Beneficiary, the Retirement Committee, in its sole, absolute and uncontrolled discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian of such minor or incompetent and any such guardian shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent and the receipt of such guardian shall be a complete discharge to the Trustee without any responsibility on its part or on the part of the Retirement Committee to see to the application thereof.

SECTION 9.08 - FIDUCIARIES. For the purposes of Part 4 of Title I of the Act, the Company, each Employer, the Trustee and the Retirement Committee, shall each be named fiduciaries. All actions by named fiduciaries shall be in accordance with the terms of the Plan and Trust insofar as this document is consistent with the provisions of Title I of the Act. Each named fiduciary shall act solely in the interest of Participants and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses. Each named fiduciary shall discharge his respective duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of alike character and with like aims. Without limiting the generality of the above, it is specifically provided that the appointment and retention of the Retirement Committee are duties of the Company.

SECTION 9.09 - ALLOCATION OF FIDUCIARY RESPONSIBILITIES. The Company shall be responsible for the administration and management of the Plan except for those duties herein specifically allocated to the Employers, the Trustee or the Retirement Committee. The Trustee shall have exclusive responsibility for the management and control of the assets of the Plan except as otherwise provided in the Plan and Trust Agreement. The Retirement Committee shall have exclusive responsibility for all matters specifically delegated to it by the Company or the Employers in the Plan. Each named fiduciary shall be responsible only for the specific duties assigned above and shall not be directly or indirectly responsible for the duties assigned to another fiduciary.

SECTION 9.10 - SUCCESSOR EMPLOYERS. In the event of a merger or consolidation of an Employer or transfer of all or substantially all of its assets to any other corporation, partnership or association, provision may be made by such successor corporation, partnership or association, at its election, for the continuance of this agreement and the retirement plan created hereunder by such successor entity. Such successor shall, upon its election to continue the Plan, be substituted in place of such Employer by an instrument duly authorizing such substitution and duly executed by such Employer and its successor. Upon notice of such substitution accompanied by a certified copy of the resolutions of the governing board of such Employer and its successor authorizing such substitution and delivered to the Trustee, the Trustee and all Participants hereunder shall be authorized to recognize such successor in the place of such former Employer.

SECTION 9.11 - MISSING PERSONS. The Retirement Committee shall direct the Trustee to make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provision in the Plan to the contrary, if, after a period of five (5) years from the date such benefits shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall be construed as if the Employee had died. Before this provision becomes operative, the Trustee (or the Retirement Committee) shall send a certified letter to all such persons at their last known address advising them that their interest or benefits under the Plan shall be so construed. Any such amounts shall be held by the Trustee for a period of three
(3) additional years (or a total of eight (8) years from the time the benefits first become payable). If no distributee can be found, then, any unclaimed benefits shall be considered a "forfeiture" and applied in accordance with
Section 3.02(c) hereof in the Plan Year in which the forfeiture occurs. If the Participant ever makes a claim thereafter, his benefit previously forfeited shall be reinstated.

While payment is pending, the Retirement Committee shall direct the Trustee to hold the Participant's benefits in a segregated account which shall be invested in U.S. Government obligations, certificates of deposit, or other obligations providing a stated rate of return. The segregated account shall be entitled to all income it earns and shall bear all expense or loss it incurs. Any payment made pursuant to the power herein conferred upon the Retirement Committee shall operate as a complete discharge of all obligations of the Trustee and the Retirement Committee, to the extent of the distributions so made.

SECTION 9.12 - SEVERABILITY CLAUSE. In the event any provisions of the Plan document shall be held illegal or invalid for any reasons, the illegality or invalidity shall not affect the remaining provisions of the Plan document, which shall be fully severable and the Plan document shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.

SECTION 9.13 - TEXT OF PLAN DOCUMENT CONTROLS. Titles of Articles in the Plan are inserted for convenience of reference only and in the event of any conflict, the text of this instrument, rather than such titles, shall control.

SECTION 9.14 - PLAN AND TRUST EXPENSES. To the extent not paid out of the Trust as authorized by the Company, all Plan and Trust expenses shall be paid by the Employers.

             ARTICLE X - PARTICIPATION BY AFFILIATES OF THE COMPANY

SECTION 10.01 - ADOPTION BY AFFILIATES. Any corporation or other business entity which is an Affiliate (as defined in Article I) which includes the Company, may, with the consent of the Company, adopt the Plan for its Employees. Such adoption shall be made by resolution of such corporation's governing board and an instrument executed by its officers pursuant thereto. The provisions of the Plan shall apply to each Employer severally, except as (i) provided in the instrument adopting the Plan and Trust, and (ii) otherwise specifically provided herein.

SECTION 10.02 - AMENDMENT. If the Plan and Trust are amended by the Company after they are adopted by an Affiliate, unless otherwise expressly provided, they shall be treated as so amended by such Affiliate without the necessity of any action on its part.

                       ARTICLE XI - TOP HEAVY PROVISIONS

SECTION 11.01 - ADDITIONAL DEFINITIONS. The following definitions shall apply as used herein and elsewhere in the Plan.

         Section 11.01(a) - Aggregation Group. The term "Aggregation Group" means either a "Required Aggregation Group" or a "Permissive Aggregation Group" as hereinafter determined.

         (i) Required Aggregation Group. In determining a Required Aggregation Group hereunder, each plan of the Employers in which a Key Employee is a Participant, and each other plan of the Employers which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or
                  Section 410 of the Code, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

         In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

         (ii) Permissive Aggregation Group. The Employers may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Section 401(a)(4) and Section 410 of the Code. Such group shall be known as a Permissive Aggregation Group.

         No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

         (iii) Included Plans. Only those plans of the Employers in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

         (iv) Terminated Plans. An Aggregation Group shall include any terminated plan of the Employers if it was maintained within the last five (5) years ending on the Determination Date.

         Section 11.01(b) - Determination Date. The term "Determination Date" shall mean (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year.

         Section 11.01(c) - Key Employee. The term "Key Employee" shall have the same meaning as is specified in Section 416(i) of the Code, to wit:

         (i) An officer of the Employers (including an employer required to be aggregated under Sections 414(b), (c), (m) and (o)) of the Code having Top Heavy Compensation for the Plan Year greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends. Further, for these purposes, after aggregating all employees required to be aggregated under Sections 414(b), (c), (m), (n) and (o) of the Code, no more than fifty (50) employees - or if lesser, the greater of three (3) employees or ten percent (10%) of the employees - shall be treated as officers. For purposes of determining the number of officers taken into account, employees described in Section 414(q)(8) of the Code shall be excluded. Determination of who is an officer shall be made by the Retirement Committee based on all the facts and circumstances, including, but not limited to, the source of authority, the term, the nature and extent or limits of duty. Generally, the term means an administrative executive in regular and continuous service. A partner of a partnership will not be treated as an officer merely because he owns a capital or profits interest in the partnership, exercises his voting rights as a partner and may for limited purposes be authorized to and does in fact act as an agent of the partnership;

         (ii) One (1) of the ten (10) employees having Top Heavy Compensation from the Employers for the Plan Year, in excess of the limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year in which the Plan Year ends, owning (or considered as owning within the meaning of Section 318 of the Code, as modified by Section 416(i)(1)(B)(iii)(I) of the
                  Code) both more than a one-half percent ( 1/2%) ownership interest and the largest interests in the Employers. If two
                  (2) or more employees have the same percentage interest during the testing period, the employee having greater Top Heavy Compensation from the Employers for the Plan Year during any part of which that ownership interest existed, shall be treated as having a larger interest (see Internal Revenue Service Regulations 1.416-1, T-19);

         (iii) A "five percent (5%) owner" of an Employer which means any person who owns (or is considered as owning within the meaning of Section 318 of the Code, as modified by Section 416(i)(1)(B)(iii)(I) of the Code) more than five percent (5%) of the outstanding stock of an Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of an Employer (if an Employer is not a corporation, any person who owns more than five percent (5%) of the capital or profits interest in the Employer). In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), (m) and (o) of the Code shall be treated as separate employers; and

         (iv) A "one percent (1%) owner" of an Employer having Top Heavy Compensation from an Employer of more than one hundred fifty thousand dollars ($150,000). "One percent (1%) owners" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code as modified by Section 416(i)(1)(B)(iii)(I) of the Code) more than one percent (1 %) of the outstanding stock of an Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of an Employer (if an Employer is not a corporation, any person who owns more than one percent (1%) of the capital or profits interest in the Employer). In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), (m) and (o) of the Code shall be treated as separate employers. However, in determining whether an individual has Top Heavy Compensation of more than one hundred fifty thousand dollars ($150,000), Top Heavy Compensation from the Employers required to be aggregated under Sections 414(b),
                  (c), (m) and (o) of the Code shall be taken into account.

         The term Key Employee as of any Determination Date shall be applied to any Participant, former Participant or retired Participant (or his spouse or Beneficiary) who was a Key Employee during the Plan Year (ending with such Determination Date) or in any of the four (4) immediately preceding Plan Years (the "testing period").

         Section 11.01(d) - Non-Key Employee. The term "Non-Key Employee" shall mean an employee who is not a Key Employee.

         Section 11.01(e) - Heavy Compensation. Except as used in Section 11.04, the term "Top Heavy Compensation" shall mean "compensation" as defined in Section 414(q)(7) of the Code. For purposes of Section 11.04 herein, the term "Top Heavy Compensation" shall mean "compensation" as defined in Treasury Regulation Section 1.415-2(d).

         Section 11.01(g) - Top Heavy Group. The term "Top Heavy Group" shall mean an Aggregation Group in which, as of the Determination Date, the sum of:

         (i) the accounts of Key Employees under all defined contribution plans included in the group, and

         (ii) the present value of accrued benefits of Key Employees under all defined benefit plans included in the group,

         exceeds sixty percent (60%) of a similar sum determined for all Participants.

SECTION 11.02 - APPLICATION. The Plan shall be a "Top Heavy Plan" for any Plan Year commencing after December 31, 1983, in which, as of the Determination Date,
(i) the sum of accounts of Key Employees, and (ii) the present value of the accrued benefits of Key Employees under the Plan and all plans of an Aggregation Group exceed sixty percent (60%) of the accounts and sixty percent (60%) of the present value of accrued benefits of all Key Employees and Non-Key Employees under the Plan and all plans of such Aggregation Group. Furthermore, each plan of the Employers (which may include the Plan) which is part of a Required Aggregation Group that is a Top Heavy Group shall be treated as a Top Heavy Plan.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's accounts and/or present value of accrued benefits shall not be taken into account for purposes of determining whether the Plan is a Top Heavy Plan (or whether any Required Aggregation Group which includes the Plan is a Top Heavy Group). In addition, for Plan Years beginning after December 31, 1984, if a Participant or former Participant has not performed services for any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date, the accounts and/or present value of accrued benefits for such Participant or former Participant shall not be taken into account for the purposes of determining whether the Plan is a Top Heavy Plan.




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



In the case of a defined contribution plan, any accounts established on behalf of a Key Employee or Non-Key Employee shall be considered using the fair market value of such accounts as determined under the provisions of the applicable plan (including the Plan) upon the most recent valuation date occurring within a twelve (12) month period ending on the Determination Date. Any distributions or benefit payments from the Plan and all plans of an Aggregation Group made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years shall be included in such calculations. In the case of a defined benefit plan, the present value of accrued benefits as of any Determination Date must be determined as of the most recent plan valuation date which is within a twelve (12) month period ending on the Determination Date. For this purpose, the valuation date must be the same valuation date for computing plan costs for minimum funding. The present value of accrued benefits for purposes of computing the Top Heavy Plan percentages herein shall be determined on the basis of the respective interest and mortality assumptions of each plan, if applicable.

Notwithstanding the above provisions to the contrary, with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one (1) employer to a plan maintained by another employer), the Plan shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983, as part of the Participants aggregate account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984, shall be considered as part of the Participant's aggregate account balance.

SECTION 11.03 - SPECIAL VESTING RULE. Notwithstanding the provisions of Section
5.02 hereof to the contrary, if the Plan is a Top Heavy Plan, a Participant shall be fully vested hereunder upon the completion of five (5)Years of Vesting Service and shall be partially vested after two (2) Years of Vesting Service as determined in accordance with the following schedule:


                           YEARS OF VESTING SERVICE                    VESTED PERCENTAGE
                           ------------------------                    -----------------
                                 Less than 2                                       0%
                              2 but less than 3                                   20%
                              3 but less than 4                                   50%
                              4 but less than 5                                   75%
                                 5 or more                                       100%

In the event the Plan is no longer deemed to be a Top Heavy Plan, then the vesting schedule herein above provided shall no longer be applicable and the vesting schedule in Section 5.02 shall again be applicable. However, upon the reinstatement of Section 5.02, the following provisions shall become applicable:

(i) in no event will any Participant's vested Accounts, as of the date the Plan ceases to be a Top Heavy Plan, be reduced as a result of such change in the vesting schedule as hereinabove provided; and

(ii) each Participant who has completed at least three (3) Years of Vesting Service at the time of such change shall be given the right, within a reasonable period of time after the Plan ceases to be a Top Heavy Plan, to remain under the vesting schedule in effect on the last day that the Plan was deemed to be a Top Heavy Plan.

SECTION 11.04 - SPECIAL MINIMUM CONTRIBUTIONS. During any Plan Year in which the Plan is a Top Heavy Plan, the Employers shall make a minimum contribution for the benefit of each Participant who is a Non-Key Employee in an amount which is equal to or exceeds the lesser of (i) three percent (3%) of such Non-Key Employee Participant's Top Heavy Compensation, or (ii) a percentage of such Non-Key Employee Participant's Top Heavy Compensation, such percentage being equal to the percentage at which contributions are made under the Plan for the Plan Year for the Key Employee for whom such percentage is highest.

For purposes of the minimum contributions herein, the percentage of any Key Employee shall be equal to the ratio of the sum of the Salary Reduction Contributions and Employer Matching Contributions allocated on behalf of the Key Employee divided by the Top Heavy Compensation of such Key Employee.

For any Plan year in which this is a Top Heavy Plan, the minimum contribution set forth above shall be allocated to the Employer Matching Contribution Accounts of all Non-Key Employees who are Participants and who are employed by the Employers on the last day of the Plan Year, including Non-Key Employees who have (i) failed to complete a Year of Vesting Service, and (ii) declined to make Salary Reduction Contributions to the Plan.

                                   SIGNATURES


IN WITNESS WHEREOF, the Company has caused the Plan to be executed this 31st day of December, 2001, to be effective as of July 1, 2001 unless otherwise provided herein.

Attest:  (SEAL)                          J.B. HUNT TRANSPORT SERVICES,
                                         INC. the "Company"


BY: /s/ JERRY W. WALTON                  BY: /s/ KIRK THOMPSON
   --------------------------               -----------------------------------

                                         TITLE: President & CEO
                                             ----------------------------------





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